Execution Version

BANK OF MONTREAL
1 First Canadian Place
Toronto, Ontario
M5X 1H3
Canada

BMO CAPITAL MARKETS CORP.
3 Times Square
New York, NY 10036

CONFIDENTIAL

July 30, 2015

SunOpta Inc.
2838 Bovaird Drive West
Brampton, Ontario L7A 0H2
Canada

SunOpta Foods Inc.
7301 Ohms Lane, Suite 600
Edina, Minnesota 55439
USA

Attention: Robert McKeracher, Vice President and Chief Financial Officer

Project Shine
$140.0 million Holdco PIK Toggle Bridge Facility
$290.0 million Opco Second Lien Bridge Facility
Commitment Letter

Ladies and Gentlemen:

You have advised Bank of Montreal (“BMO”) and BMO Capital Markets Corp. (“BMOCM” and, together with BMO and our affiliates, “we”, “us” or the “Commitment Parties”) that SunOpta Inc. (the “Holdco Borrower”) and SunOpta Foods Inc. (the “Opco Borrower” and, together with the Holdco Borrower, the “Borrowers” or “you”), intend to acquire (the “Acquisition”), directly or indirectly, the capital stock of the Target (as defined in Exhibit A) and consummate the other Transactions (including the finance transactions) described in Exhibit A. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Exhibits attached hereto (such Exhibits, together with this letter, collectively, the “Commitment Letter”). All references to “$” or “dollars” in this Commitment letter mean US dollars.

1.	Commitments

In connection with the Transactions, BMO is pleased to advise you of its commitment to provide 100% of the aggregate principal amount of each of the Bridge Facilities upon the terms and subject only to the applicable conditions set forth in (a) Section 6 hereof, (b) the paragraph titled “Conditions to Borrowing” under each of the Term Sheets set forth as Exhibit B hereto (the “Holdco Term Sheet”) and Exhibit C hereto (the “Opco Term Sheet” and, together with the Holdco Term Sheet, the “Term Sheets”) and (c) Exhibit D hereto). BMO and any other initial lender that becomes a party hereto pursuant to the provisions set forth in the proviso to the third sentence of Section 2 below are sometimes referred to herein, collectively, as the “Initial Lenders” and each, individually, as an “Initial Lender”.

2.	Titles and Roles

It is agreed that (a) BMOCM will act as the lead arranger (in such capacity, together with any other lead arranger appointed pursuant to the provisions set forth in the proviso to the third sentence of this Section 2, collectively, the “Lead Arranger”) and the bookrunner for each of the Bridge Facilities (in such capacity, together with any other bookrunner appointed pursuant to the provisions set forth in the proviso to the third sentence of this Section 2, collectively, the “Bookrunner”), and (b) BMO will act as administrative agent (in such capacity, the “Bridge Administrative Agent”) for each of the Bridge Facilities. It is further agreed that BMOCM shall have “lead left side” designation and shall appear on the top left of any Information Materials (as defined below) and all other offering or marketing materials in respect of the Bridge Facilities and will have the role and responsibilities customarily associated with such designation. Except as set forth below, you and we further agree that no other titles will be awarded and no compensation (other than that expressly contemplated by this Commitment Letter and the Fee Letter) will be paid to any Lender (as defined below) in order to obtain its commitment to participate in the Bridge Facilities unless you and we shall so agree; provided that you may, on or prior to the date which is 15 business days after the date of your acceptance of this Commitment Letter (the “Signing Date”), appoint one or more additional lead arrangers and/or bookrunners for the Bridge Facilities, and award such lead arrangers and/or bookrunners, additional agent or co-agent, manager or co-manager titles or confer other titles in a manner and with economics set forth in the immediately succeeding proviso (it being understood that, to the extent you appoint any additional lead arrangers, bookrunners, agents, co-agents, managers or co-managers or confer other titles in respect of the Bridge Facilities, then, notwithstanding anything in Section 3 to the contrary, the commitments of BMO in respect of the Bridge Facilities, in each case pursuant to and in accordance with this proviso, will be permanently reduced by the amount of the commitments of such appointed entities (or their relevant affiliates) in respect of each of the Bridge Facilities, with such reduction allocated in the manner described in clause (y) of the succeeding proviso, upon the execution by such financial institution (and any relevant affiliate) of customary joinder documentation and, thereafter, each such financial institution (and any relevant affiliate) shall constitute a “Commitment Party,” “Lead Arranger” and/or “Bookrunner” hereunder and it or its relevant affiliate providing such commitment shall constitute an “Initial Lender” hereunder); provided, further, that, in connection with the appointment of any additional lead arranger and/or any bookrunner for the Bridge Facilities in accordance with the immediately preceding proviso, (x) the aggregate economics payable to all such additional lead arrangers and/or joint bookrunners (or any relevant affiliate thereof) in respect of any of the Bridge Facilities shall not exceed 45% of the total economics that would otherwise be payable to the Commitment Parties in respect of the Bridge Facilities pursuant to the Fee Letter (exclusive of any fees payable to the Bridge Administrative Agent in its capacity as such) and (y) each additional lead arranger and/or bookrunner (or its relevant affiliates) shall assume a proportion of the commitments with respect to each of the Bridge Facilities (with such commitments to be allocated ratably across each of the Bridge Facilities) that is equal to the proportion of the economics allocated to such lead arranger and/or joint bookrunner.

3.	Syndication and Approach to Market

The Lead Arranger reserves the right, prior to or after the Closing Date (as defined below), to syndicate all or a portion of the Initial Lenders’ commitments hereunder to a group of banks, financial institutions and other institutional lenders and investors (together with the Initial Lenders, the “Lenders”) identified by the Lead Arranger in consultation with you and reasonably acceptable to you. Notwithstanding the foregoing, the Lead Arranger will not syndicate to those banks, financial institutions and other institutional lenders and investors (i) who are competitors of you and your subsidiaries and of the Target and its subsidiaries that are separately identified in writing by you to us from time to time, and (ii) any of their affiliates (which, for the avoidance of doubt, shall not include any bona fide debt investment funds that are affiliates of the persons referenced in clause (i) above) that are either (a) identified in writing by you from time to time or (b) readily identifiable on the basis of such affiliate’s name (clauses (i) and (ii) above, collectively “Disqualified Lenders”).

Notwithstanding the Lead Arranger’s right to syndicate the Bridge Facilities and receive commitments with respect thereto, (i) each of the Initial Lenders shall not be relieved, released or novated from their obligations hereunder (including its obligation to fund its portion of the Bridge Facilities on the date of both the consummation of the Acquisition and the date of the funding under the Bridge Facilities (the date of such consummation and funding, the “Closing Date”)) in connection with any syndication, assignment or participation of the Bridge Facilities, including its commitment in respect thereof, until after the Closing Date has occurred, (ii) no assignment or novation shall become effective with respect to all or any portion of the Initial Lenders’ commitments in respect of the Bridge Facilities until the funding of the Bridge Facilities on the Closing Date has occurred and (iii) unless you otherwise agree in writing, each Commitment Party shall retain exclusive control over all rights and obligations with respect to its commitments and agreements in respect of the Bridge Facilities, including all rights with respect to consents, modifications, supplements, waivers and amendments, until after the Closing Date has occurred.

Without limiting your obligations to assist with syndication efforts as set forth herein, it is understood that the Commitment Parties’ commitments hereunder are not conditioned upon the syndication of, or receipt of commitments in respect of, the Bridge Facilities and in no event shall the commencement or successful completion of syndication of the Bridge Facilities constitute a condition to the availability of the Bridge Facilities on the Closing Date. The Lead Arranger may commence syndication efforts promptly after the Signing Date and as part of its syndication efforts, it is our intent to have Lenders commit to the Bridge Facilities prior to the Closing Date (subject to the limitations set forth in the preceding paragraph). Until the earliest of (a) the date on which a Successful Syndication (as defined in the Fee Letter) is achieved and (b) the date that is 60 days following the Closing Date (the “Syndication End Date”), you agree to actively assist the Lead Arranger in completing a timely syndication that is reasonably satisfactory to us and you. Such assistance shall include, until the later of the Syndication End Date and the Closing Date, (i) your using commercially reasonable efforts to ensure that any syndication efforts benefit materially from your existing lending and investment banking relationships and, to the extent appropriate and necessary and not in contravention of the terms of the Acquisition Agreement, the Target’s existing lending and investment banking relationships, (ii) direct contact between senior management, certain representatives and certain relevant non-legal advisors of you, on the one hand, and the proposed Lenders, on the other hand (and, to the extent appropriate and necessary and not in contravention of the terms of the Acquisition Agreement, your using commercially reasonable efforts to arrange for contact between senior management of the Target, on the one hand, and the proposed Lenders, on the other hand), in all such cases at times and locations mutually agreed upon, (iii) your assistance (including, to the extent appropriate and necessary and not in contravention of the terms of the Acquisition Agreement, the use of commercially reasonable efforts to cause the Target to assist) in the preparation of the Information Materials (as defined below) and other customary offering and marketing materials to be used in connection with the syndication of the Bridge Facilities, (iv) your using commercially reasonable efforts to obtain, at your expense, prior to the launch of general syndication of the Opco Notes, public ratings for the Bridge Facilities and the Notes (the “Facilities Ratings”) from each of Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) and a public corporate credit rating and a public corporate family rating (collectively, the “Corporate Ratings” and, together with the Facilities Ratings, the “Ratings”) in respect of each of the Holdco Borrower and the Opco Borrower after giving effect to the Transactions from both of S&P and Moody’s, respectively, (v) the hosting, with the Lead Arranger, of a reasonable number of meetings and conference calls to be mutually agreed upon with prospective Lenders at reasonable times and locations to be mutually agreed upon and upon reasonable advance notice and (vi) your ensuring that, prior to the later of the Syndication End Date and the Closing Date, there will not be any competing issues, offerings, placements or arrangements of debt or equity securities or commercial bank or other syndicated credit facilities by or on behalf of you or any of your subsidiaries (and your using commercially reasonable efforts, to the extent appropriate and necessary and not in contravention of the terms of the Acquisition Agreement, to cause the Target to ensure that there will not be any competing issues, offerings, placements or arrangements of debt or equity securities or commercial bank or other syndicated credit facilities of the Target or its subsidiaries) being offered, placed or arranged (other than the Bridge Facilities, the Existing Credit Facilities (as defined in Exhibit A), the Notes, the Equity Securities or any “demand securities” issued in lieu of the any of the Notes pursuant to the Fee Letter (the Notes and the “demand securities”, collectively, the “Takeout Securities”), indebtedness of the Target and its subsidiaries disclosed in, or otherwise permitted to be issued or incurred, prior to, or to remain outstanding on, the Closing Date under, the Acquisition Agreement or other indebtedness that has otherwise been consented to by the Lead Arranger) without the consent of the Lead Arranger, if such issuance, offering, placement or arrangement would materially impair the primary syndication of the Bridge Facilities or the offering of the Notes or the Equity Securities (it being understood and agreed that your and your subsidiaries’ and the Target’s and its subsidiaries’ deferred purchase price obligations, ordinary course working capital facilities and ordinary course capital lease, purchase money and equipment financings will not be deemed to materially impair the primary syndication of the Credit Facilities or the offering of the Notes or the Equity Securities). Notwithstanding anything to the contrary contained in this Commitment Letter, the Fee Letter or any other letter agreement or undertaking concerning the financing of the Transactions to the contrary, your obligations to assist in syndication efforts as provided herein (including commercially reasonable efforts to obtain the Ratings and the compliance with any of the provisions set forth in clauses (i) through (vi) above) shall not constitute a condition to the commitments hereunder or the funding of the Bridge Facilities on the Closing Date and shall terminate on the later of the Syndication End Date and the Closing Date.

Except as otherwise expressly provided herein, the Lead Arranger, in its capacity as such, will manage all aspects of any syndication of the Bridge Facilities, in consultation with you, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate (subject to your prior consent (not to be unreasonably withheld, delayed or conditioned) , but in any event excluding Disqualified Lenders), the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist the Lead Arranger in its syndication efforts, you agree to promptly prepare and provide (and, to the extent appropriate and necessary and not in contravention of the terms of the Acquisition Agreement, to use commercially reasonable efforts to cause the Target to provide) to us such customary information with respect to you, the Target and each of your and their respective subsidiaries and the Transactions set forth in clause (iii) of the preceding paragraph, the historical financial information required to be provided in accordance with paragraphs 4 and 5 of Exhibit D hereto and customary financial estimates, forecasts and other projections delivered to us by you (the “Projections”), as the Lead Arranger may reasonably request in connection with the structuring, arrangement and syndication of the Bridge Facilities. For the avoidance of doubt, you will not be required to provide any information to the extent that the provision thereof would violate any law, rule or regulation, or any obligation of confidentiality binding upon, or waive any attorney-client privilege of, you, the Target or any of your or their respective subsidiaries or affiliates. Notwithstanding anything herein to the contrary, the only financial statements that shall be required to be provided to the Commitment Parties in connection with the syndication of the Bridge Facilities shall be those required to be delivered pursuant to paragraphs 4 and 5 of Exhibit D.

You hereby acknowledge that (a) the Lead Arranger will make available Information (as defined below), Projections and other offering and marketing material and presentations, including confidential information memoranda to be used in connection with the syndication of the Bridge Facilities (any such memorandum, an “Information Memorandum”, and such Information, Projections, other offering and marketing material and Information Memoranda, collectively with the Term Sheet, the “Information Materials”) on a confidential basis to the proposed syndicate of Lenders by posting the Information Materials on Merrill DataSite, IntraLinks, Debt X, SyndTrak Online, Debtdomain or another similar electronic system and (b) certain of the Lenders may be “public side” Lenders (i.e., Lenders that wish to receive only information that (i) is publicly available, (ii) is not material with respect to you, the Target or your or their respective subsidiaries or securities for purposes of Canadian provincial, United States federal and State securities laws or (iii) constitutes information of the type that would be publicly available if the Target or its subsidiaries were public reporting companies (as reasonably determined by you) (collectively, the “Public Side Information”; any information that is not Public Side Information, “Private Side Information”) and who may be engaged in investment and other market related activities with respect to you, the Target or your or their respective subsidiaries or securities (each, a “Public Sider”, and each Lender that is not a Public Sider, a “Private Sider”). You will be solely responsible for the contents of the Information Materials and each of the Commitment Parties shall be entitled to use and rely upon the information contained therein without responsibility for independent verification thereof.

At the reasonable request of the Lead Arranger, you agree to assist (and, to extent appropriate and necessary and not in contravention of the terms of the Acquisition Agreement, use commercially reasonable efforts to cause the Target to assist) us in preparing an additional version of the Information Materials to be used in connection with the syndication of the Bridge Facilities that includes only Public Side Information with respect to you, the Target and/or any of your or their respective subsidiaries or securities, to be used by Public Siders. The Public Side Information will be substantially consistent with the information that would be included in any offering memorandum for the Takeout Securities and in any filings made by you and your subsidiaries with the Securities and Exchange Commission and by the Target or any of its subsidiaries if the Target and/or its subsidiaries were public reporting companies. It is understood that in connection with your assistance described above, authorization letters in a form customarily included in the Information Materials for bridge financings will be included in any Information Materials (i.e., separate authorization letters and/or Information Materials containing only Public Side Information and/or Information Materials containing Private Side Information) that authorize the distribution of the Information Materials to prospective Lenders, represent that the additional version of the Information Materials contains only Public Side Information with respect to you, the Target and your and its respective subsidiaries and securities (other than as set forth in the following paragraph of this Section 3), contain the representations set forth in Section 4 below and exculpate us and our affiliates with respect to any liability related to the use or misuse of the content of such Information Materials or related offering and marketing materials by the recipients thereof, and exculpate you and your subsidiaries, and the Target and its subsidiaries and affiliates in the event of any unauthorized misuse of the Information Materials or related offering and marketing materials by the recipients thereof. Before distribution of any Information Materials, at our reasonable request, you agree to use commercially reasonable efforts to identify that portion of the Information Materials that may be distributed to the Public Siders as “Public Information”, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof. By marking Information Materials as “PUBLIC”, you shall be deemed to have authorized the Commitment Parties and the proposed Lenders to treat such Information Materials as containing only Public Side Information (it being understood that you shall not be under any obligation to mark the Information Materials “PUBLIC”). We will not make any materials not marked “PUBLIC” available to Public Siders.

You acknowledge and agree that the following documents, without limitation, may be distributed to both Private Siders and Public Siders, unless you advise the Lead Arranger in writing (including by email) within a reasonable time prior to their intended distribution that such materials should only be distributed to Private Siders; provided you have been given a reasonable opportunity to review such materials and comply with provincial securities laws’ disclosure obligations: (a) administrative materials prepared by the Lead Arranger for prospective Lenders (such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda), (b) term sheet (including revisions thereto) and notification of changes in the Bridge Facilities’ terms and conditions and (c) drafts and final versions of the Facilities Documentation. If you advise us in writing (including by email), within a reasonable period of time prior to dissemination, that any of the foregoing should be distributed only to Private Siders, then Public Siders will not receive such materials without your consent.

The Holdco Borrower covenants and agrees to use commercially reasonable efforts to access the equity markets on market terms in consultation with BMO and BMOCM to place, issue or sell Equity Securities as contemplated by paragraph (c) of Exhibit A on a timely basis on or immediately prior to the Closing Date. From and after Signing Date until the Expiration Date (as defined below), you agree not to place, issue or sell any equity securities other than the Equity Securities without the consent of the Lead Arranger, if such placement, issuance or sale would materially impair the offering of the Equity Securities as contemplated by paragraph (c) of Exhibit A. If, after the tenth Business Day (as defined in Exhibit D) of the Holdco Marketing Period (as defined in Exhibit D), either the Equity Securities Investment Bank (as defined in Exhibit D) determines in its reasonable judgment (after consultation with the Holdco Borrower) or the Holdco Borrower determines in its reasonable judgment (after consultation with the Equity Securities Investment Bank) that an Equity Securities Transaction (as defined in Exhibit D) is not reasonably likely to be consummated by the Closing Date, each of the Holdco Borrower and the Debt Investment Banks (as defined in Exhibit D) shall use commercially reasonable efforts to consummate a Holdco Debt Transaction on a timely basis on or immediately prior to the Closing Date.

4.	Information

You hereby represent and warrant that (with respect to information relating to the Target or any of its subsidiaries or any controlled affiliate of any thereof, subject to compliance with applicable law, to your knowledge), (a) all written information (such information, other than (i) the Projections and (ii) information of a general economic or industry specific nature, the “Information”) that has been or will be made available to any Commitment Party, directly or indirectly, by you or by any of your representatives on your behalf in connection with the transactions contemplated hereby, when taken as a whole, is or will, when furnished, be correct in all material respects and does not or will not, when furnished and when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time) and (b) the Projections that have been or will be made available to us by you or your representatives in connection with the transactions contemplated hereby have been or will be prepared in good faith based upon assumptions that are believed by you to be reasonable at the time when made, it being understood that the Projections are as to future events and are not to be viewed as facts, the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, no assurance can be given that any particular Projections will be realized and actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material. You agree that, if at any time prior to the later of the Syndication End Date and the Closing Date, you become aware that any of the representations and warranties in the preceding sentence would be incorrect in any material respect (with respect to information relating to the Target or any of its subsidiaries or any controlled affiliate of any thereof, subject to compliance with applicable law, to your knowledge) if the Information and the Projections were being furnished, and such representations were being made, at such time, then you will (or, with respect to the Information and such Projections relating to the Target or any of its subsidiaries or any controlled affiliated of any thereof, will use commercially reasonable efforts to) promptly supplement the Information and Projections such that such representations and warranties are (with respect to information relating to the Target or any of its subsidiaries or any controlled affiliate of any thereof, subject to compliance with applicable law, to your knowledge) correct in all material respects under those circumstances, it being understood that such supplementation shall cure any breach of such representations and warranties. In arranging and syndicating the Bridge Facilities, each of the Commitment Parties will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof and does not assume responsibility for the accuracy or completeness of the Information or Projections.

5.	Fees

As consideration for the commitment of the Commitment Parties hereunder and for the agreement of the Lead Arranger and Bookrunner to perform the services described herein, you agree to pay (or cause to be paid) the fees set forth in the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith with respect to the Bridge Facilities (the “Fee Letter”), if and to the extent payable. Once paid, except as provided in the Fee Letter or as separately agreed to in writing by you and us, such fees shall not be refundable under any circumstances.

6.	Conditions

The commitments of the Commitment Parties hereunder to fund the Bridge Facilities on the Closing Date is subject solely to (a) the conditions set forth in the section entitled “Conditions to Borrowing” in each of Exhibit B and Exhibit C hereto and the conditions set forth in Exhibit D hereto and (b) delivery of a customary borrowing notice (clauses (a) and (b) subject, on the Closing Date, to the Certain Funds Provisions (as defined below)); provided that such notice shall not include (i) any representation or statement as to the absence (or existence) of any default or event of default under the Facilities Documentation or (ii) the truth or accuracy of the representations and warranties set forth in the Facilities Documentation (other than the Specified Representations (as defined below)) (collectively, the “Conditions”), and, upon satisfaction (or waiver by the Lead Arranger) of such conditions, the initial funding of the Bridge Facilities shall occur; it being understood and agreed that there are no other conditions (implied or otherwise) to the commitments hereunder, including compliance with the terms of this Commitment Letter, the Fee Letter and the Facilities Documentation.

Notwithstanding anything in this Commitment Letter (including the immediately preceding paragraph), the Fee Letter, the Facilities Documentation or any other agreement or other undertaking concerning the financing of the Transactions to the contrary, (a) the only representations and warranties the making or accuracy of which shall be a condition to the availability and funding of the Bridge Facilities on the Closing Date shall be (i) such of the representations and warranties made by or with respect to the Target and its subsidiaries and their respective businesses in the Acquisition Agreement, but only to the extent that you have (or your applicable affiliate has) the right to terminate your (or its) obligations under the Acquisition Agreement or decline to consummate the Acquisition as a result of a breach of such representations and warranties in the Acquisition Agreement (the “Specified Acquisition Agreement Representations”) and (ii) the Specified Representations (as defined below) and (b) the terms of the Facilities Documentation shall be in a form such that they do not impair the availability or funding of the Bridge Facilities on the Closing Date if the conditions set forth in the first paragraph of this Section 6 are satisfied or waived by the Lead Arranger (it being understood that to the extent any security interest in any Collateral (as defined in the Opco Term Sheet) is not or cannot be provided and/or perfected on the Closing Date (other than the pledge and perfection of the security interest in (i) the certificated capital stock of the Opco Borrower owned by the Holdco Borrower, the certificated capital stock of each of the Opco Borrower’s subsidiaries whose certificated capital stock is pledged to secure the Existing North American Revolving Facility and the certificated capital stock of the Target and each of its wholly owned material U.S. domestic subsidiaries; provided that, to the extent that you have used commercially reasonable efforts to procure the delivery thereof prior to the Closing Date, certificated capital stock of the Target and its subsidiaries will only be required to be delivered on the Closing Date pursuant to the terms set forth above if such certificates are actually received from the Seller or the Target and (ii) other assets pursuant to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code (or equivalent Canadian personal property laws)) after your use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Opco Bridge Facility on the Closing Date but instead shall be required to be delivered after the Closing Date pursuant to arrangements and timing to be mutually agreed by the Bridge Administrative Agent and the Opco Borrower but, in any event, not later than 90 days after the Closing Date or such longer period as may be agreed by the Bridge Administrative Agent in its reasonable discretion). For purposes hereof, “Specified Representations” means the representations and warranties of the applicable Borrower and, with respect to the Opco Bridge Facility, the guarantors thereof, to be set forth in the Facilities Documentation relating to existence of the applicable Borrower and, in the case of the Opco Bridge Facility, the guarantors thereof (but not, for the avoidance of doubt, the Target and its subsidiaries); organizational power and authority to enter into the Facilities Documentation; due authorization, due execution, delivery and enforceability, in each case, relating to the Facilities Documentation: the incurrence of the loans to be made under the Bridge Facilities and the provision of the guarantees under the Opco Bridge Facility, and the granting of the security interests in the Collateral to secure the Opco Bridge Facility, do not conflict with the organizational documents of the applicable Borrowers and, in the case of the Opco Bridge Facility only, guarantors of the Opco Bridge Facility; solvency as of the Closing Date (after giving effect to the Transactions) of the applicable Borrower and its subsidiaries on a consolidated basis (such representation and warranty to be determined in a manner consistent with the manner in which solvency is determined in the solvency certificate in the form set forth in Annex I to Exhibit D); Federal Reserve margin regulations; the Investment Company Act; the incurrence of the loans to be made under the Bridge Facilities and the use of proceeds thereof not violating anti-terrorism laws, including the PATRIOT Act, OFAC and the FCPA, Part II.1 of the Criminal Code (Canada), the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), with respect to the Opco Bridge Facility only, subject to the parenthetical in the immediately preceding sentence, creation, perfection and validity of security interests in the Collateral. This paragraph and the provisions herein shall be referred to as the “Certain Funds Provisions”.

The definitive documentation for the each of Bridge Facilities (the “Facilities Documentation”) shall be drafted initially by counsel for the Borrowers and shall (a) contain the terms set forth in the Term Sheet set forth in Exhibit B or Exhibit C hereto, as applicable, and shall contain only those conditions precedent, mandatory prepayments, representations and warranties, affirmative and negative covenants, financial covenants and events of default expressly set forth in such Term Sheet and, to the extent such terms are not expressly set forth in such Term Sheet, such other terms that are based on the Senior Secured Notes Indenture dated as of January 18, 2013 between Wells Enterprises, Inc. and U.S. Bank National Association, as Trustee and Notes Collateral Agent, governing its 6.75% Senior Secured Notes due 2020(provided that the security documentation with respect to the Opco Bridge Facility and any related term loans, exchange notes or Takeout Securities shall be based on the security documentation for the Existing North American Credit Facility (as defined on Exhibit A hereto)) and such other terms as the Borrowers and Lead Arranger shall reasonably agree, (b) give due regard to the operational requirements of the applicable Borrower and its subsidiaries in light of their size, structure, industries, businesses, business practices, matters disclosed in the Acquisition Agreement and proposed business plan and operations, and (c) negotiated in good faith by the applicable Borrower and the Lead Arranger within a reasonable period of time to be determined based on the expected Closing Date and taking into account the timing of the syndication of the Bridge Facilities and the pre-closing requirements of the Acquisition Agreement. To the extent any of the Specified Representations are qualified by or subject to “material adverse effect”, the definition thereof shall be “Material Adverse Effect” (as defined in the Acquisition Agreement) for purposes of any representations and warranties made or to be made on, or as of, the Closing Date only (or a date prior thereto). This paragraph and the provisions herein are referred to as the “Documentation Principles”.

7.	Expenses and Indemnity

To induce the Commitment Parties to enter into this Commitment Letter and the Fee Letter and to proceed with the documentation of the Bridge Facilities, you agree:

(a)

to the extent that the Closing Date occurs, to reimburse each Commitment Party from time to time, upon presentation of a summary statement, for all reasonable, documented and invoiced out-of-pocket expenses, due diligence expenses, syndication expenses, travel expenses and reasonable fees, disbursements and other charges of Paul Hastings LLP and Goodmans LLP, US and Canadian counsel, respectively, to the Commitment Parties, and, if necessary and consented to by you, of local counsel to the Commitment Parties in each appropriate jurisdiction, in each case incurred in connection with the Bridge Facilities and the preparation, negotiation and enforcement of this Commitment Letter, the Fee Letter, the Facilities Documentation and any security arrangements in connection therewith; provided that, in the event that the Transactions are not consummated or the Closing Date does not occur, your reimbursement obligations for expenses of BMO and BMOCM are governed by that certain letter agreement dated June 23, 2015 between you and BMO and BMOCM (the “Expense Letter”). The foregoing provisions in this paragraph shall be superseded in each case, to the extent covered thereby, by the applicable provisions contained in the Facilities Documentation upon execution thereof and thereafter shall have no further force and effect, and

(b)

to indemnify and hold harmless each Commitment Party, their respective affiliates and the respective officers, directors, employees, agents, controlling persons, members, advisors and other representatives and the successors and permitted assigns of each of the foregoing (each, an “Indemnified Person”), from and against any and all losses, claims, damages and liabilities of any kind or nature and reasonable, documented and invoiced out-of-pocket fees and expenses, joint or several, to which any such Indemnified Person may become subject to the extent arising out of, resulting from or in connection with, any claim, litigation, investigation or proceeding (including any inquiry or investigation), actual or threatened, relating to any of the foregoing (any of the foregoing, a “Proceeding”) in connection with this Commitment Letter, the Fee Letter, the Transactions or any related transaction contemplated hereby or thereby, the Bridge Facilities or any use of the proceeds thereof, regardless of whether any such Indemnified Person is a party thereto and whether or not such Proceeding is brought by you, your equityholders, your affiliates, creditors or any other third person, and to reimburse each such Indemnified Person within 30 days of any written demand for any reasonable and documented or invoiced out-of-pocket legal fees and expenses incurred in connection with investigating, responding to, or defending any of the foregoing of one firm of counsel for all such Indemnified Persons, taken as a whole and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Indemnified Persons, taken as a whole (and, solely in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict notifies you of the existence of such conflict and thereafter retains its own counsel, of one other firm of counsel for such affected Indemnified Person) or other reasonable and documented or invoiced out-of-pocket fees and expenses incurred in connection with investigating, responding to, or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to any loss, claim, damage, liability, cost or expense to the extent it has been determined by a court of competent jurisdiction in a final, non-appealable judgment to have resulted from (i) the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of its affiliates or any of its or their respective officers, directors, partners, members, employees, agents, advisors or other representatives or successors and assigns of any of the foregoing, (ii) a material breach of the obligations under this Commitment Letter, the Fee Letter or the Facilities Documentation of such Indemnified Person or any of such Indemnified Person’s affiliates or of any of its or their respective officers, directors, partners, members, employees, agents, advisors or other representatives or successors and assigns of any of the foregoing, (iii) in the case of a Proceeding initiated by you or one of your subsidiaries against the relevant Indemnified Person, a breach of the obligations under this Commitment Letter or the Term Sheets, the Fee Letter or the Facilities Documentation by such Indemnified Person or any of such Indemnified Person’s affiliates or of any of its or their respective officers, directors, partners, members, employees, agents, advisors or other representatives or successors and assigns of any of the foregoing or (iv) any Proceeding that does not arise from any act or omission by you or any of your affiliates and that is brought by any Indemnified Person against any other Indemnified Person; provided that the Bridge Administrative Agent, the Lead Arranger and the Bookrunner to the extent fulfilling their respective roles as an agent or arranger under the Bridge Facilities and in their capacities as such, shall remain indemnified in respect of such Proceedings to the extent that none of the exceptions set forth in any of clauses (i), (ii) and (iii) of the immediately preceding proviso applies to such person at such time.

Notwithstanding any other provision of this Commitment Letter, (a) no Indemnified Person shall be liable for any damages arising from the use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of its affiliates or any of its or their respective equityholders, officers, directors, partners, employees, agents, controlling persons, members, advisors or other representatives (as determined by a court of competent jurisdiction in a final non-appealable judgment) and (b) none of you, the Indemnified Persons, the Target, or any of your or their respective affiliates or the respective directors, officers, employees, advisors and agents of the foregoing shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) in connection with this Commitment Letter, the Fee Letter, the Transactions (including the Bridge Facilities and the use of proceeds thereunder), or with respect to any activities related to the Bridge Facilities, including the preparation of this Commitment Letter, the Fee Letter and the Facilities Documentation; provided that nothing in this sentence shall limit your indemnification obligations to the extent set forth herein to the extent such indirect, special, punitive or consequential damages are included in any third party claim in connection with which such Indemnified Person is entitled to indemnification hereunder.

You shall not be liable for any settlement of any Proceeding effected without your written consent (which consent shall not be unreasonably withheld or delayed, it being understood that the withholding of consent due to non-satisfaction of any of the conditions described in clauses (i) and (ii) of the succeeding paragraph (with “you” being substituted for “such Indemnified Person” in each such clause) shall be deemed reasonable), but if settled with your written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction for the plaintiff in any such Proceeding, you agree to indemnify and hold harmless each Indemnified Person from and against any and all losses and reasonable and documented or invoiced legal or other out-of-pocket expenses by reason of such settlement or judgment in accordance with and to the extent provided in the other provisions of this Section 7. If the Indemnifying Party has reimbursed any Indemnified Person for any legal or other expenses in accordance with such request and there is a final and non-appealable determination by a court of competent jurisdiction that the Indemnified Person was not entitled to indemnification or contribution rights with respect to such payment pursuant to this Section 7, then the Indemnified Person shall promptly refund such amount.

You shall not, without the prior written consent of any Indemnified Person (which consent shall not be unreasonably withheld or delayed, it being understood that the withholding of consent due to non-satisfaction of any of the conditions described in clauses (i) and (ii) of this sentence shall be deemed reasonable), effect any settlement of any pending or threatened Proceeding in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability or claims that are the subject matter of such Proceeding and (ii) does not include any statement as to or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of such Indemnified Person.

Each Indemnified Person shall, in consultation with you, give (subject to confidentiality or legal restrictions) such information and assistance to you as you may reasonably request in connection with any Proceeding in connection with any losses, claims, damages, liabilities and expenses.

8.	Sharing of Information, Absence of Fiduciary Relationships, Affiliate Activities

You acknowledge that the Commitment Parties and their respective affiliates may be providing debt financing, equity capital or other services (including, without limitation, investment banking and financial advisory services, securities trading, hedging, financing and brokerage activities and financial planning and benefits counseling) to other persons in respect of which you, the Target and your and their respective affiliates may have conflicting interests regarding the transactions described herein and otherwise (including, without limitation, that BMO or one of its affiliates is the administrative agent and a lender under the Existing North American Facility and under the credit facility of the Target). None of the Commitment Parties or their respective affiliates will use confidential information obtained from you, the Target or your or its affiliates or representatives by virtue of the transactions contemplated by this Commitment Letter or their other relationships with you in connection with the performance by them or their respective affiliates of services for other persons, and none of the Commitment Parties or their affiliates will furnish any such information to other persons, except to the extent expressly permitted in Section 9. You also acknowledge that none of the Commitment Parties or their affiliates has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by them from other persons.

As you know, the Commitment Parties and their affiliates are full service securities firms engaged, either directly or through their affiliates, in various activities, including securities trading, commodities trading, investment management, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, the Commitment Parties and their affiliates may actively engage in commodities trading or trade the debt and equity securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of you, the Target, any of your or their respective subsidiaries and affiliates and other companies which may be the subject of the arrangements contemplated by this Commitment Letter for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities. The Commitment Parties and their affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of you, the Target, any of your or their respective subsidiaries and affiliates or other companies which may be the subject of the arrangements contemplated by this Commitment Letter or engage in commodities trading with any thereof. The Commitment Parties and their respective affiliates may have economic interests that conflict with those of you or the Target. You agree that the Commitment Parties will act under this Commitment Letter as independent contractors and that nothing in this Commitment Letter or the Fee Letter will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Commitment Parties and you or the Target, your or their respective equityholders or your or their respective affiliates. You acknowledge and agree that (a) the transactions contemplated by this Commitment Letter and the Fee Letter are arm’s-length commercial transactions between the Commitment Parties and, if applicable, their affiliates, on the one hand, and you, on the other, (b) in connection therewith and with the process leading to such transactions, each Commitment Party and its applicable affiliates (as the case may be) are acting solely as principals and not as agents or fiduciaries of you, the Target, your or their respective management, equityholders, creditors or affiliates or any other person, (c) the Commitment Parties and their applicable affiliates (as the case may be) have not assumed an advisory or fiduciary responsibility or any other obligation in favor of you or your affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Commitment Parties or any of their respective affiliates have advised or are currently advising you or the Target on other matters), except the obligations expressly set forth in this Commitment Letter and the Fee Letter, (d) you have consulted your own legal, accounting and financial advisory, regulatory and tax advisors to the extent you deem appropriate and (e) you are responsible for making your own independent judgment with respect to such transactions and the process leading thereto. Please note that the Commitment Parties and their affiliates have not provided any legal, accounting, regulatory or tax advice. You agree that you will not claim, and hereby waive any such claim, that the Commitment Parties or their applicable affiliates, as the case may be, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to you or your affiliates, in connection with such transaction or the process leading thereto.

9.	Confidentiality

You agree that you will not disclose, directly or indirectly, the Fee Letter or the contents thereof or, prior to your acceptance hereof, this Commitment Letter or the contents hereof (including the Term Sheets and other Exhibits and attachments hereto) to any person or entity without the prior written approval of the Lead Arranger (such approval not to be unreasonably withheld, delayed or conditioned), except (a) your affiliates, officers, directors, agents, employees, attorneys, accountants, advisors, members or partners, in each case who are informed of the confidential nature of this Commitment Letter, the Fee Letter and the contents hereof and thereof and who are or have been advised of their obligation to keep the same confidential, (b) if the Commitment Parties consent in writing to such proposed disclosure or (c) pursuant to the order of any court or administrative agency in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule, regulation or compulsory legal process or to the extent requested or required by governmental and/or regulatory authorities, in each case based on the reasonable advice of your legal counsel (in which case you agree, to the extent practicable and not prohibited by applicable law, rule or regulation to inform us promptly thereof prior to disclosure); provided that (i) you may disclose this Commitment Letter and its contents (but not the Fee Letter or its contents), to the Sellers, the Target, the Target’s subsidiaries and the respective officers, directors, agents, employees, attorneys, accountants, advisors, members, partners, stockholders, controlling persons or equityholders of the foregoing who are informed of the confidential nature of this Commitment Letter and the contents hereof and thereof and who are or have been advised of their obligation to keep the same confidential, (ii) you may disclose this Commitment Letter and its contents (but not the Fee Letter or its contents) in any offering memorandum related to the Takeout Securities or the Equity Securities (or any other debt or equity securities issued in lieu of the Takeout Securities or the Equity Securities or the Bridge Facilities), in any syndication or other marketing materials in connection with the Bridge Facilities (including the Information Materials) or in connection with any public or regulatory filing requirement relating to the Transactions, (iii) you may disclose the Term Sheets and other Exhibits and annexes to the Commitment Letter, and the contents thereof, to potential Lenders and their affiliates involved in any related commitments and to rating agencies in connection with obtaining the Ratings, (iv) you may disclose the aggregate fee amount contained in the Fee Letter as part of Projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts in connection with the Transactions to the extent customary or required in offering and marketing materials for the Bridge Facilities, the Takeout Securities or the Equity Securities (or any other debt or equity securities issued in lieu of the Takeout Securities, the Equity Securities or the Bridge Facilities) or to the extent customary or required, in any public or regulatory filing requirement relating to the Transactions, (v) you may make public disclosure of the existence and amount of the commitments hereunder and of the identity of the Bridge Administrative Agent, Bookrunner and Lead Arranger, (vi) to the extent portions thereof have been redacted in a manner to be reasonably satisfactory to us and you (including the portions thereof addressing fees payable to the Commitment Parties and/or the Lenders), you may disclose the Fee Letter and the contents thereof to the Sellers, the Target, the Target’s subsidiaries and the respective officers, directors, agents, employees, attorneys, accountants, advisors, members, partners, stockholders, controlling persons or equityholders of the foregoing on a confidential and need to know basis, (vii) you may disclose this Commitment Letter, the Fee Letter and the contents hereof and thereof to the extent this Commitment Letter, the Fee Letter or the contents hereof or thereof, as applicable, become publicly available other than by reason of disclosure by you in breach of this Commitment Letter, and (viii) you may disclose this Commitment Letter, the Fee Letter and the contents hereof and thereof to any prospective additional lead arranger or additional bookrunner, in either case to the extent in contemplation of appointing such person pursuant to the provisions of the first proviso set forth in Section 2 of this Commitment Letter and to any such person’s affiliates and its and their respective officers, directors, employees, agents, attorneys, accountants, advisors, members, partners, stockholders, controlling persons and equityholders who agree to be bound by the confidentiality restrictions with respect thereto on substantially the terms set forth in this paragraph.

The Commitment Parties and their affiliates will use all information provided to them or such affiliates by or on behalf of you hereunder or in connection with the Acquisition and the other Transactions solely for the purpose of providing the services which are the subject of this Commitment Letter and shall treat confidentially all such information and shall not publish, disclose or otherwise divulge such information; provided that nothing herein shall prevent the Commitment Parties or their affiliates from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule, regulation or compulsory legal process based on the advice of counsel (in which case the Commitment Parties agree (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform you promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction over the Commitment Parties or any of their respective affiliates (in which case the Commitment Parties agree (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation to inform you promptly thereof prior to disclosure), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by the Commitment Parties or any of their affiliates or any related parties thereto in violation of any confidentiality obligations owing to you, the Target, the Sellers or any of your or their respective affiliates (including those set forth in this paragraph) or to the extent any such information is developed independently by us without the use of any other confidential information, (d) to the extent that such information is received by the Commitment Parties from a third party that is not, to the Commitment Parties’ knowledge, subject to contractual or fiduciary confidentiality obligations owing to you, the Target, the Sellers or any of your or their respective affiliates or related parties, (e) to the Commitment Parties’ affiliates and to their respective officers, directors, employees, legal counsel, independent auditors, professionals and other experts or agents who need to know such information in connection with the Transactions and who are informed of the confidential nature of such information and who are subject to customary confidentiality obligations of professional practice or who agree to be bound by the terms of this paragraph (or language substantially similar to, or no less restrictive than, this paragraph) (with each such Commitment Party responsible for each such person’s compliance with this paragraph), (f) to potential or prospective Lenders, participants or assignees and to any direct or indirect contractual counterparty to any swap or derivative transaction (each a “Swap Counterparty”) relating to the Borrowers or any of its subsidiaries, in each case who agree to be bound by the terms of this paragraph (or language substantially similar to, or no less restrictive than, this paragraph); provided that the disclosure of any such information to any Lenders, participants, assignees or Swap Counterparties or prospective Lenders, participants, assignees or Swap Counterparties referred to above shall be made subject to the acknowledgment and acceptance by such Lender, participant, assignee or Swap Counterparty or prospective Lender, participant, assignee or Swap Counterparty that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and such Commitment Party, including as expressly agreed in any Information Materials or other marketing materials) in accordance with the standard syndication processes of such Commitment Party or customary market standards for dissemination of such type of information, (g) for purposes of establishing a “due diligence” defense in connection with or arising out of the issuance of securities or making of loans pursuant to this Commitment Letter (h) with your prior written consent, to rating agencies on a confidential basis in connection with obtaining the Ratings, (i) in connection with the exercise of any remedy or enforcement of any rights hereunder in any litigation or arbitration action or proceeding relating thereto, to the extent such disclosure is reasonably necessary in connection with such litigation or arbitration action or proceeding (provided that you shall be given notice thereof and a reasonable opportunity to seek a protective court order with respect to such information prior to such disclosure (it being understood that the refusal by a court to grant such a protective order shall not prevent the disclosure of such information thereafter) and (j) with your prior written consent. In the event that the Bridge Facilities are funded, the Commitment Parties’ and their respective affiliates’, if any, obligations under this paragraph shall be superseded by the confidentiality provisions in the Facilities Documentation, to the extent covered thereby, upon the initial funding thereunder. Otherwise, the confidentiality provisions set forth in this paragraph shall survive the termination of this Commitment Letter and expire and shall be of no further effect on the date occurring on the second anniversary after the date hereof.

10.	Miscellaneous

This Commitment Letter and the commitments hereunder shall not be assignable by any party hereto (other than subject to the limitations set forth in Section 3, by the Commitment Parties to any other Lender) without the prior written consent of each other party hereto (and any attempted assignment without such consent shall be null and void). This Commitment Letter and the commitments hereunder are intended to be solely for the benefit of the parties hereto (and Indemnified Persons to the extent expressly set forth herein) and are not intended to and do not confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons to the extent expressly set forth herein). Subject to the limitations set forth in Section 3 above, the Commitment Parties reserve the right to employ the services of their respective affiliates or branches in providing services contemplated hereby and to allocate, in whole or in part, to their affiliates or branches certain fees payable to the Commitment Parties in such manner as the Commitment Parties and their affiliates or branches may agree in their sole discretion and, to the extent so employed, such affiliates or branches shall be entitled to the benefits and protections afforded to, and subject to the provisions governing the conduct of, the Commitment Parties hereunder (provided that the Commitment Parties shall be liable for the actions or inactions of any such person whose services are so employed). This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the Commitment Parties and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or other electronic transmission (e.g., a “PDF” or “TIFF”) shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter (including the Exhibits hereto), together with the Fee Letter and the Expense Letter, (i) are the only agreements that have been entered into among the parties hereto with respect to the Bridge Facilities, and (ii) supersede all prior understandings, whether written or oral, among us with respect to the Bridge Facilities and set forth the entire understanding of the parties hereto with respect thereto.

This Commitment Letter and the Fee Letter shall be governed by, and construed in accordance with the laws of the State of New York; provided that, notwithstanding the foregoing, it is understood and agreed that (a) the interpretation of the definition of “Material Adverse Effect” (as defined in Exhibit D) (and whether or not a Material Adverse Effect has occurred), (b) the determination of the accuracy of any Specified Acquisition Agreement Representations and whether as a result of any inaccuracy thereof you (or your affiliate) have the right (taking into account any applicable cure provisions) to terminate your (or its) obligations under the Acquisition Agreement or decline to consummate the Acquisition and (c) the determination of whether the Acquisition has been consummated in accordance with the terms of the Acquisition Agreement, in each case shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THE TRANSACTIONS, THIS COMMITMENT LETTER, THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER. The parties hereto hereby submit to the exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan in the City of New York (or any appellate court therefrom) in connection with any dispute related to this Commitment Letter or the Fee Letter or any matters contemplated hereby or thereby, and agree that any service of process, summons, notice or document by registered mail addressed to such party shall be effective service of process for any suit, action or proceeding relating to any such dispute . Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other jurisdiction where such party is or may be subject by suit upon judgment. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to you or us at the addresses set forth above shall be effective service of process for any suit, action or proceeding brought in any such court.

We hereby notify you that pursuant to the requirements of Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (together, the “AML Law”), each of us and each of the Lenders may be required to obtain, verify and record information that identifies the Borrowers and the Guarantors, which information may include their names, addresses, tax identification numbers and other information that will allow each of us and the Lenders to identify the Borrowers and the Guarantors in accordance with AML Law. This notice is given in accordance with the requirements of AML Law and is effective for each of us and the Lenders.

The indemnification, compensation (if applicable), reimbursement (if applicable), sharing of information, absence of fiduciary relationships, no agency, affiliate activities, jurisdiction, governing law, venue, waiver of jury trial, syndication (including the “Market Flex” provisions in the Fee Letter) and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether Facilities Documentation shall be executed and delivered and notwithstanding the termination or expiration of this Commitment Letter or the Commitment Parties’ commitments hereunder; provided that your obligations under this Commitment Letter (other than your obligations with respect to (a) assistance to be provided in connection with the syndication of such commitments (including supplementing and/or correcting Information and Projections) prior to the later of the Syndication End Date and the Closing Date and (b) confidentiality of the Fee Letter and the contents thereof) shall automatically terminate and be superseded by the provisions of the Facilities Documentation upon the initial funding thereunder, and you shall automatically be released from all liability in connection therewith at such time. You may terminate this Commitment Letter and/or the Commitment Parties’ commitment with respect to the Bridge Facilities hereunder at any time subject to the provisions of the preceding sentence. In addition, in the event that a lesser amount of indebtedness is required to fund the Transactions for any reason, you may reduce the Initial Lenders’ commitments with respect to the Bridge Facilities (on a pro rata basis amongst the Initial Lenders) in a manner consistent with the allocation of purchase price reduction described under paragraph 1 of Exhibit D and subject to the minimum size of the Opco Bridge Facility and the Opco Notes set forth therein.

Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and the Fee Letter by returning to BMOCM on behalf of the Commitment Parties, executed counterparts hereof and of the Fee Letter not later than 11:59 p.m., New York time, on August 3, 2015. The Commitment Parties’ commitment and the obligation of the Lead Arranger hereunder will expire at such time in the event that the Commitment Parties have not received such executed counterparts in accordance with the immediately preceding sentence. If you do so execute and deliver to us this Commitment Letter and the Fee Letter, we agree to hold our commitment available for you until the earliest of (i) after execution of the Acquisition Agreement and prior to the consummation of the Transactions, the termination of the Acquisition Agreement by you (or your affiliates) or with your (or your affiliates’) written consent in accordance with its terms (other than with respect to provisions therein that expressly survive termination) in the event that the Acquisition is not consummated, (ii) the consummation of the Acquisition with or without the funding of the Bridge Facilities and (iii) 11:59 p.m., New York time, on the Outside Date (as defined in the Acquisition Agreement as in effect on the date hereof); provided that the Outside Date may be extended up to February 3, 2016 by the Sellers’ Representative or the Purchaser in accordance with Section 9.1(b)(i) of the Acquisition Agreement if (x) all conditions to closing set forth in Article VIII of the Acquisition Agreement are satisfied or waived other than the conditions set forth in Section 8.1 thereof and conditions that by their nature are to be satisfied at the Closing (as defined in the Acqusition Agreement) and (y) the parties to the Acquisition Agreement are still actively seeking in good faith approval under the HSR Act (as defined in the Acquisition Agreement); provided, further, that the Outside Date may be extended up to February 3, 2016 by the Sellers’ Representative in accordance with Section 9.1(b)(i) of the Acquisition Agreement if (x) all conditions to closing set forth in Article VIII of the Acquisition Agreement are satisfied or waived other than conditions that by their nature are to be satisfied at the Closing (as defined in the Acqusition Agreement) and (y) the Closing (as defined in the Acquisition Agreement) has not occurred (such earliest date, the “Expiration Date”). Upon the occurrence of any of the events referred to in the preceding sentence, this Commitment Letter and the commitments of each of the Commitment Parties hereunder and the agreement of the Lead Arranger to provide the services described herein shall automatically terminate unless the Commitment Parties shall, in their discretion, agree to an extension in writing.

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We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

BANK OF MONTREAL

By:	/s/ James J. Goll
Name: James J. Goll
Title: Managing Director

BMO CAPITAL MARKETS CORP.

By:	/s/ James J. Goll
Name: James J. Goll
Title: Managing Director

[SIGNATURE PAGE TO COMMITMENT LETTER]

Accepted and agreed to as of the date first written above:

SUNOPTA INC.

By:	/s/ Rick Albert
Name: Rick Albert
Title: Treasurer

SUNOPTA FOODS INC.

By:	/s/ Rick Albert
Name: Rick Albert
Title: Treasurer

[SIGNATURE PAGE TO COMMITMENT LETTER]

EXHIBIT A

PROJECT SHINE
TRANSACTION DESCRIPTION

Capitalized terms used but not defined in this Exhibit A shall have the meanings given to them in the Commitment Letter to which this Exhibit A is attached, including the other Exhibits thereto. In the event any such capitalized term is subject to multiple or differing definitions, the appropriate meaning thereof in this Exhibit A shall be determined by reference to the context in which it is used.

SunOpta Inc. and/or a wholly-owned subsidiary owned by SunOpta Inc. (“Purchaser”) intends to acquire (the “Acquisition”) the capital stock of Sunrise Holdings (Delaware), Inc., a Delaware corporation (the “Target”), from the sellers named on Schedule I to the Acquisition Agreement (collectively, the “Sellers”).

In connection therewith, it is intended that:

(a)

Purchaser will consummate the Acquisition pursuant to that certain Purchase and Sale Agreement, dated as of July 30, 2015 (together with all exhibits, annexes, schedules and other disclosure letters thereto, collectively, as modified, amended, supplemented, consented to or waived, the “Acquisition Agreement”), by and among the Sellers, Shine Seller Rep, LLC (the “Sellers’ Representative”) and the Purchaser, the Sellers will sell all of the equity interest in the Target to Purchaser and the Sellers will receive cash in exchange for their equity interests in the Target (the “Acquisition Consideration”).

(b)

the Opco Borrower will enter into a consent and waiver (the “Existing North American Credit Facility Amendment”) to its seventh amended and restated revolving credit agreement dated July 27, 2012 (as amended, the “Existing North American Credit Facility” and, together with the Organic Corporation B.V.’s amended and restated multipurpose facilities agreement dated September 25, 2012 (as amended, the “Existing European Credit Facility”), the “Existing Credit Facilities”) to cause the Transactions to be permitted (together with any other amendments that are requested by the Opco Borrower).

(c)

The Holdco Borrower or an affiliate thereof will, at its option, either (i) issue and sell its common capital stock in US dollars only (the “Equity Securities”) in a public registered offering and/or a private placement in the US on or before the Closing Date (it being understood that a portion of the offering of Equity Securities may also be placed in Canada on a private basis only) yielding $140.0 million (the “Stock/Holdco Bridge Amount”) in gross cash proceeds and/or (ii) to the extent that Equity Securities (and/or other equity or equity-linked securities) yielding gross proceeds of less than the Stock/Holdco Bridge Amount are issued on or before the Closing Date, issue and sell unsecured, subordinated PIK-toggle notes (the “Holdco PIK Notes”) in a private placement offering in the US under Rule 144A or other private placement (it being understood that a portion of the offering of the Holdco PIK Notes may also be placed in Canada on a private basis only) yielding gross proceeds in US dollars that, when added to the gross proceeds received from the issuance of Equity Securities under clause (c)(i) above does not exceed the Stock/Holdco Bridge Amount and/or (iii) to the extent that Equity Securities (and/or other equity linked securities) and Holdco PIK Notes collectively yielding gross cash proceeds of less than the Stock/Holdco Bridge Amount are issued on or before the Closing Date under clauses (c)(i) or (c)(ii), obtain increasing rate bridge loans under the credit facility described in Exhibit B to the Commitment letter (the “Holdco Bridge Facility”) in an aggregate principal amount that, when added to the amount of gross proceeds raised from the issuance of such Equity Securities (and/or other equity or equity-linked securities) and Holdco PIK Notes is equal to the Stock/Holdco Bridge Amount; provided that, to the extent that (i) the gross proceeds from the issuance of Equity Securities (and/or other equity or equity-linked securities) and/or Holdco PIK Notes equals or exceeds $100.0 million but is less than the Stock/Holdco Bridge Amount (the “Holdco Deficiency”), the amount of the Holdco Deficiency shall not be funded through the issuance or sale of Holdco PIK Notes and/or borrowings under the Holdco Bridge Facility, but shall be added to the Bond/Opco Bridge Amount and (ii) the Holdco PIK Notes are required to be issued on or prior to the Closing Date with any original issue discount (“OID”) or upfront fees, at the Holdco Borrower’s election, the Stock/Holdco Bridge Amount shall be increased by an amount sufficient to fund any such OID or upfront fees (which amounts shall be automatically added to the Commitment Parties’ commitments under the Commitment Letter).

(d)

The Opco Borrower will (i) issue and sell second lien secured notes (the “Opco Notes” and, together with the Holdco PIK Notes, the “Notes”) in a private placement offering in the US under Rule 144A or other private placement (it being understood that a portion of the offering of the Notes may also be placed in Canada on a private basis only) yielding $290.0 million (the “Bond/Opco Bridge Amount”) in gross cash proceeds and/or (ii) to the extent that Opco Notes yielding gross proceeds of less than the Bond/Opco Bridge Amount are issued on or before the Closing Date, obtain second lien secured increasing rate bridge loans under the senior second lien secured credit facility described in Exhibit B to the Commitment letter (the “Opco Bridge Facility” and, together with the Holdco Bridge Facility, the “Bridge Facilities”), in an aggregate principal amount that, when added to the amount of gross proceeds raised from the issuance of the Opco Notes is equal to the Bond/Opco Bridge Amount; provided that, to the extent that there is any Holdco Deficiency, the amount of the Holdco Deficiency shall be added to the Bond/Opco Bridge Amount and funded through the issuance and sale of additional Opco Notes and/or additional borrowings under the Opco Bridge Facility and (ii) the Opco Notes are required to be issued on or prior to the Closing Date with any OID or upfront fees, at the Opco Borrower’s election, the Bond/Opco Bridge Amount shall be increased by an amount sufficient to fund any such OID or upfront fees (which amounts shall be automatically added to the Commitment Parties’ commitments under the Commitment Letter).

(e)

Immediately after giving effect to the Acquisition, the principal, accrued and unpaid interest, fees, premium, if any, and other amounts, other than (i) contingent obligations not then due and payable and that by their terms survive the termination of the Target Credit Facility (as defined below) and (ii) certain existing letters of credit outstanding under the Target Credit Facility that on the Closing Date will be grandfathered into, or backstopped by, the Existing Credit Facilities or cash collateralized in a manner satisfactory to the issuing banks thereof, under that certain Credit Agreement, dated as of March 19, 2013 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Target Credit Facility”), by and among Sunrise Growers, Inc., Farm Capital Incorporated and Pacific Ridge Farms, LLC, as borrowers, Sunrise Holdings (Delaware), Inc., as a guarantor, certain financial institutions, as lenders, and Bank of Montreal, as administrative agent, will be repaid in full in connection with the other Transactions and all commitments to extend credit under the Target Credit Facility will be terminated and any security interests and guarantees in connection therewith shall be terminated and/or released (the “Refinancing”).

(f)

The proceeds of (i) borrowings of up to $50.0 million under the Existing North American Credit Facility plus, at either Borrowers’ election, an additional $20.0 million to fund incremental peak working capital fluctuations of the Target and its subsidiaries plus, at either Borrowers’ election, an amount sufficient to fund any OID or upfront fees required to be funded in connection with the issuance of any Holdco PIK Notes or the Opco Notes (or any Takeout Securities issued in lieu of either thereof), (ii) the Holdco Bridge Facility, the Holdco PIK Notes and/or the Equity Securities (or any Takeout Securities issued in lieu of the Holdco PIK Notes), (iii) the Opco Bridge Facility and/or the Opco Notes (or any Takeout Securities issued in lieu of the Opco Notes) and (iv) available cash on hand, if any, of the Holdco Borrower and its subsidiaries and the Target and its subsidiaries on the Closing Date will be applied to pay (A) the Acquisition Consideration, (B) the fees, costs and expenses incurred in connection with the Transactions (such fees, costs and expenses, the “Transaction Costs”) and (C) for the Refinancing (the amounts set forth in clauses (A) through (C) above, collectively, the “Acquisition Costs”).

The transactions described above (including the payment of Transaction Costs) are collectively referred to herein as the “Transactions”.

EXHIBIT B

PROJECT SHINE
HOLDCO INCREASING RATE BRIDGE FACILITY
SUMMARY OF PRINCIPAL TERMS AND CONDITIONS1

Borrower:	SunOpta Inc

Transaction:	As set forth in Exhibit A to the Commitment Letter.

Bridge Administrative Agent:

BMO will act as sole and exclusive administrative agent for the Bridge Facility (in such capacity, the “Holdco Bridge Administrative Agent”) for a syndicate of banks, financial institutions and other institutional lenders and investors determined in consultation with, and reasonably acceptable to, the Borrower (together with the Initial Lenders, the “Holdco Bridge Lenders”), and will perform the duties customarily associated with such role.

Bridge Lead Arranger and Bridge Bookrunner:	BMOCM will act as the lead arranger for the Holdco Bridge Facility and lead bookrunner for the Holdco Bridge Facility, and will perform the duties customarily associated with such roles.

Bridge Loans:

The Holdco Bridge Lenders will make increasing rate bridge loans (the “Holdco Bridge Loans”) to the Holdco Borrower, available in a single borrowing on the Closing Date, in an aggregate principal amount as described in paragraph (c) of Exhibit A (the “Holdco Bridge Facility”).

Currency	US dollars only.

Purpose:

The proceeds of the Holdco Bridge Facility will be used by the Holdco Borrower on the Closing Date, together with the proceeds of the borrowings under the Existing North American Credit Facility, proceeds from the issuance of the Equity Securities (if any) , proceeds from the issuance of the Holdco PIK Notes (if any) (or any Takeout Securities issued in lieu of the Holdco PIK Notes), the proceeds of the Opco Bridge Facility, the proceeds from the issuance of the Opco Notes (if any) (or any “demand securities” issued in lieu of the Opco Notes) and available cash on hand, if any, at the Holdco Borrower and the Opco Borrower, the Target and their respective subsidiaries, solely to pay Acquisition Costs.

_________________________________
1 All capitalized terms used but not defined herein shall have the meanings given to them in the Commitment Letter to which this Term Sheet is attached, including the Exhibits thereto. In the event any such capitalized term is subject to multiple or differing definitions, the appropriate meaning thereof in this Exhibit B shall be determined by reference to the context in which it is used.

Ranking:

The Holdco Bridge Facility will constitute unsecured senior subordinated indebtedness of the Holdco Borrower, subordinated in right of payment on such terms only to the obligations of the Holdco Borrower under any indebtedness of the Opco Borrower and its subsidiaries for which the Holdco Borrower is also obligated (whether directly or by guarantee), including the Existing North American Credit Facility and the Opco Bridge Facility and/or the Opco Notes, and will contain payment subordination provisions customary for recently issued high yield unsecured senior subordinated debt securities. The Holdco Bridge Facility will otherwise rank equal in right of payment with all other existing and future senior indebtedness of the Holdco Borrower and senior to all existing and future subordinated indebtedness of the Holdco Borrower that expressly provides for its subordination to the Holdco Bridge Facility. Any indebtedness of Unrestricted Subsidiaries (as defined below) shall be non-recourse to the Holdco Borrower.

Guarantees:	None.

Security:	None.

PIK Toggle:

Interest on any Holdco Bridge Loans will be payable in full in cash by the Holdco Borrower in the case of the first two interest payments that apply to full quarterly interest periods after the Closing Date. Thereafter, with respect to each interest period prior to the final maturity, acceleration or full redemption of the Holdco Bridge Loans, at any time that there is a Distributable Cash Amount (to be defined in the Holdco Bridge Facilities Documentation (as defined below) as the sum of (x) unrestricted cash held by the Holdco Borrower and (y) the amount of unrestricted cash held by the Opco Borrower or its domestic subsidiaries that is permitted to be distributed to the Holdco Borrower under any operative financing facilities or agreements of the Opco Borrower and applicable law, in the case of each of the preceding clauses (x) and (y) calculated as of the date that is 15 days prior to the beginning of the applicable interest period, and subject to thresholds and exceptions to be mutually agreed), the Holdco Borrower shall first apply the Distributable Cash Amount as a cash payment in respect of the outstanding interest payments (a “Cash Payment”) and second make the remaining interest payment (if any) by adding such interest to the principal amount (a “PIK Payment”). Notwithstanding anything to the contrary herein, with respect to each interest period for which the Holdco Borrower has made a PIK Payment, interest shall be payable (as to the portion of the interest subject to such PIK Payment only) at the applicable rate for such interest period as set forth below plus 75 basis points (such 75 basis point increase, the “PIK Margin Increase”).

Interest Rates:	The Holdco Bridge Loans will initially bear interest at a rate per annum equal to the sum of the greater of (i) the London interbank offered rate (“LIBOR”) for US dollars (for interest periods of 1, 2, 3 or 6 months, as selected by the Holdco Borrower) and (ii) 1.00% plus, in each case, the Spread. The “Spread” will initially equal 10.25% (before giving effect to any PIK Margin Increase) or 11.00% (after giving effect to any PIK Margin Increase). If the Holdco Bridge Loans are not repaid in full within three months following the Closing Date, the Spread will increase by 75 basis points at the end of such three month period and will increase by an additional 75 basis points at the end of each three month period thereafter.

Notwithstanding anything to the contrary set forth above, at no time, other than as provided under the heading “Default Rate” below, shall the per annum yield on the Holdco Bridge Loans exceed the amount specified in the Fee Letter in respect of the Holdco Bridge Facility as the “Holdco Total Cap”, or, with respect to any interest period for which the Holdco Borrower has made a PIK Payment (and as to the portion of the interest subject to such PIK Payment only), exceed the amount specified in the Fee Letter in respect of the Holdco Bridge Facility as the “Holdco PIK Total Cap”.

Upon the occurrence of a Holdco Demand Failure Event (as defined in the Fee Letter), the outstanding Holdco Bridge Loans will automatically and immediately accrue interest at the Holdco Total Cap (or, with respect to any interest period for which the Holdco Borrower has made a PIK Payment, the Holdco PIK Total Cap (as to the portion of the interest subject to such PIK Payment only)).

Following the Initial Holdco Bridge Loan Maturity Date, all outstanding Holdco Extended Term Loans will accrue interest at a rate equal to the Holdco Total Cap (or, with respect to any interest period for which the Holdco Borrower has made a PIK Payment, the Holdco PIK Total Cap (as to the portion of the interest subject to such PIK Payment only)).

Interest Payments:	Interest on the Holdco Bridge Facility will be payable quarterly in arrears.

Default Rate:

Upon the occurrence and during the continuance of any payment or bankruptcy event of default, overdue principal, interest, fees and other amounts shall bear interest at the applicable interest rate plus 2.0% per annum.

Maturity:

All Holdco Bridge Loans will have an initial maturity date that is the one year anniversary of the Closing Date (the “Holdco Bridge Loan Maturity Date”), which shall automatically be extended as provided below. If any of the Holdco Bridge Loans have not been previously repaid in full on or prior to the Holdco Bridge Loan Maturity Date, so long as no bankruptcy event of default has occurred and is continuing as of such date, such Holdco Bridge Loans shall automatically be extended into and become senior unsecured term loans (each, a “Holdco Extended Term Loan”) due on the date that is seven years and six months after the Closing Date and having the terms set forth in Annex II to this Exhibit B. The date on which Holdco Bridge Loans become Holdco Extended Term Loans is referred to as the “Holdco Extension Date”.

At any time on or after the Holdco Extension Date, from time to time at the option of the Holdco Bridge Lenders, but no more than a number of times to be mutually agreed upon in any calendar quarter, indebtedness under the Holdco Extended Term Loans may be exchanged (in whole or in part) for exchange notes (the “Holdco Exchange Notes”) having an equal principal amount to the indebtedness so exchanged and having the terms set forth in Annex III to this Exhibit B; provided that the Holdco Borrower may defer each issuance of a series of Holdco Exchange Notes until such time as the Holdco Borrower shall have received requests to issue an aggregate of at least $40,000,000 in aggregate principal amount of Holdco Exchange Notes (or less, if used to exchange the entire outstanding amount of the Holdco Extended Term Loans for Holdco Exchange Notes).

The Holdco Extended Term Loans will be governed by the provisions of the Holdco Bridge Facility Documentation and will have the same terms as the Holdco Bridge Facility except as expressly set forth in Annex II to this Exhibit B. The Holdco Extended Term Loans will not be considered to constitute new indebtedness of the Holdco Borrower but will evidence the same indebtedness as was evidenced by the Holdco Bridge Loans, which indebtedness will continue with full force and effect in the form of Holdco Extended Term Loans. The Holdco Exchange Notes will be issued pursuant to an indenture that will have the terms set forth in Annex III to this Exhibit B.

The Holdco Bridge Facility, the Holdco Extended Term Loans and the Holdco Exchange Notes shall rank equal in right of payment for all purposes.

Mandatory Prepayment:

The Holdco Borrower will be required to prepay the Holdco Bridge Loans on a pro rata basis at 100% of the outstanding principal amount thereof plus accrued and unpaid interest with (a) the net cash proceeds from the issuance of the Equity Securities, (b) the net cash proceeds from the Holdco PIK Notes and any other debt issuances by the Holdco Borrower (but not by the Opco Borrower or any of its subsidiaries); provided that, in the event any Holdco Bridge Lender or affiliate of a Holdco Bridge Lender purchases debt securities from the Holdco Borrower pursuant to a permitted securities demand at an issue price that is above the level at which such Holdco Bridge Lender or affiliate has reasonably determined such debt securities can be resold by such Holdco Bridge Lender or affiliate to a bona fide third party at the time of such purchase (and notifies the Holdco Borrower thereof), the net cash proceeds received by the Holdco Borrower in respect of such debt securities may, at the option of such Holdco Bridge Lender or affiliate, be applied first to prepay the Holdco Bridge Loans of such Holdco Bridge Lender or affiliate (provided that if there is more than one such Holdco Bridge Lender or affiliate then such net cash proceeds will be applied pro rata to prepay the Holdco Bridge Loans of all such Holdco Bridge Lenders or affiliates in proportion to such Holdco Bridge Lenders’ or affiliates’ principal amount of debt securities purchased from the Holdco Borrower) prior to being applied to prepay the Holdco Bridge Loans held by other Holdco Bridge Lenders, and (c) the net cash proceeds from any non-ordinary course asset sales or dispositions or receipt of insurance proceeds by the Holdco Borrower or any of its restricted subsidiaries in excess of amounts required to be paid to lenders under the Existing Credit Facilities, the Opco Bridge Facility, the Opco Notes and/or any documentation governing any indebtedness of any restricted subsidiary of the Holdco Borrower (other than the Opco Borrower and its subsidiaries) (except in the case of any sale of the capital stock and assets of Opta Minerals Inc. (“Opta Minerals”), any other subsidiary of the Holdco Borrower (other than the Opco Borrower and its subsidiaries) or any minority interest owned by the Holdco Borrower or its restricted subsidiaries (other than the Opco Borrower and its subsidiaries), the proceeds of which will be applied to the Holdco Bridge Loans before application to the Opco Bridge Facility and the Opco Notes), in the case of any such prepayments pursuant to the foregoing clause (c) above, with exceptions, baskets and reinvestment provisions usual and customary for financings of this type to be set forth in the Holdco Bridge Facility Documentation and subject to the Documentation Principles, except that there shall be no reinvestment rights in respect of net cash proceeds (less the pro rata portion thereof attributable to minority interest ownership thereof) of any sale of the capital stock or assets of Opta Minerals (with such net cash proceeds also calculated after giving effect to required payoff of Opta Minerals’ credit facility and any other outstanding indebtedness of Opta Minerals in the case of the sale of assets of Opta Minerals) for so long as the Holdco Bridge Facility is outstanding.

The Holdco Borrower will also be required to offer to prepay the Holdco Bridge Loans following the occurrence of a change of control (to be defined in the Holdco Bridge Facility Documentation and subject to the Documentation Principles) at 100% of the outstanding principal amount thereof, plus accrued and unpaid interest to the date of repayment.

These mandatory prepayment provisions will not apply to the Holdco Extended Term Loans.

Optional Prepayment:

The Holdco Bridge Facility may be prepaid, in whole or in part, without penalty or premium, at par plus accrued and unpaid interest upon not less than three business days’ prior written notice, at the option of the Holdco Borrower at any time; provided that, upon the occurrence of a Holdco Demand Failure Event, except as otherwise limited by the provisions set forth in section of the Fee Letter entitled “Holdco Securities Demand”, the outstanding Holdco Bridge Loans will automatically and immediately be subject to the call protection provisions applicable to the Holdco Exchange Notes.

Right to Resell Bridge Facility:

Each Holdco Bridge Lender shall have the absolute and unconditional right to resell or assign the Holdco Bridge Loans held by it in compliance with applicable law to any third party at any time, with the consent of the Holdco Borrower (not to be unreasonably withheld, conditioned or delayed) and with notice to the Holdco Bridge Administrative Agent; provided that the Holdco Borrower’s consent shall not be required (i) at any time after the Holdco Bridge Loan Maturity Date, (ii) after the occurrence and during the continuance of a Holdco Demand Failure Event or payment or bankruptcy event of default or (iii) to the extent that the Initial Lenders would continue to hold a majority in aggregate principal amount of the Holdco Bridge Loans after giving effect to such sale or assignment. The Holdco Bridge Lenders will be permitted to sell participations in their Holdco Bridge Loans without restriction in accordance with applicable law and consistent with the Documentation Principles.

Conditions to Borrowing:	The availability of the borrowing under the Holdco Bridge Facility on the Closing Date shall be subject solely to the applicable conditions set forth in Exhibit D of the Commitment Letter.

Bridge Facility Documentation:

The definitive documentation for the Holdco Bridge Facility (the “Holdco Bridge Facility Documentation”) shall be in form customary for financings of this nature and consistent with the Documentation Principles.

Representations and Warranties:	The Holdco Bridge Facility Documentation will contain customary representations and warranties for financings of this nature and consistent with the Documentation Principles.

Covenants:

The Holdco Bridge Facility Documentation will contain such affirmative and negative covenants applicable to the Holdco Borrower and the restricted subsidiaries as are usual and customary for financings of this nature and consistent with the Documentation Principles; it being understood and agreed that the covenants of the Holdco Bridge Loans (and the Holdco Extended Term Loans and the Holdco Exchange Notes) will be incurrence-based covenants customary for Rule 144A “for life” holdco high yield transactions, otherwise consistent with the Documentation Principles and reflecting the provisions of Annex I to Exhibit B. Prior to the Holdco Bridge Loan Maturity Date, the debt and lien incurrence and restricted payment covenants of the Holdco Bridge Loans will be more restrictive than those of the Holdco Extended Term Loans and the Holdco Exchange Notes, as reasonably agreed by the Lead Arranger and the Borrower.

Unrestricted Subsidiaries:

Opta Minerals plus other “Unrestricted Subsidiaries” (to be defined in a manner consistent with similar holdco high yield transactions and otherwise consistent with the Documentation Principles) are herein referred to as “Unrestricted Subsidiaries”. For the avoidance of doubt, all subsidiaries of the Holdco Borrower that are not Unrestricted Subsidiaries are “restricted subsidiaries.”

Events of Default:

The Holdco Bridge Facility Documentation will contain customary Events of Default for a financing of this type and consistent with the Documentation Principles and otherwise reflecting the provisions of Annex I to Exhibit B, limited to: (subject to materiality thresholds, baskets, grace periods and other exceptions and qualifications to be agreed upon): nonpayment of principal, interest or other amounts; violation of covenants; inaccuracy of representations and warranties in any material respect; cross payment default; cross acceleration to material indebtedness; bankruptcy or insolvency of the Holdco Borrower or its material restricted subsidiaries; material monetary judgments.

Voting:

Amendments and waivers of the Holdco Bridge Facility Documentation will require the approval of Holdco Bridge Lenders holding more than 50% of the aggregate principal amount of the Holdco Bridge Facility, except that the consent of each Holdco Bridge Lender directly adversely affected thereby shall be required with respect to (a) reductions of principal (it being understood that a waiver of any condition precedent or the waiver of any default, event of default or mandatory prepayment shall not constitute a reduction in principal), interest (other than a waiver of default interest) or fees payable to such Holdco Bridge Lender, (b) extensions of the final maturity of the Holdco Bridge Facility (it being understood that a waiver of any condition precedent or the waiver of any default, event of default or mandatory prepayment shall not constitute an extension of the final maturity date) of such Holdco Bridge Lender or the due date of any interest or fee payment and (c) changes in voting percentages.

Replacement of Lenders

The Holdco Bridge Facility Documentation shall contain customary provisions for replacing (a) defaulting lenders, (b) Lenders asserting a claim for any funding protection whether for increased costs, taxes, required indemnity payments or otherwise and (c) non-consenting Lenders in connection with amendments and waivers requiring the consent of all Lenders under the Holdco Bridge Facility or of all Lenders directly affected thereby so long as the consent of Lenders holding at least 50.1% of the aggregate amount of loans and commitments under the Holdco Bridge Facility, or of the Lenders affected thereby, has been obtained.

Cost and Yield Protection:	Customary for facilities of this type and consistent with the Documentation Principles.

Expenses and Indemnification:	Customary for facilities of this type and consistent with the Documentation Principles.

Governing Law and Forum:	New York

US Counsel to the Bridge Administrative Agent:	Paul Hastings LLP

Canadian Counsel to the Bridge Administrative Agent:	Goodmans LLP

ANNEX I TO
EXHIBIT B

Guarantees

Opco Facilities

• The Opco Facilities (including the Opco Bridge Loans, Opco Extended Term Loans, Opco Exchange Notes and any Takeout Securities issued in lieu of the Opco Notes, collectively, the “Opco Facilities”) shall benefit from upstream guarantees from domestic restricted subsidiaries of the Opco Borrower (to the extent they guarantee the Existing North American Credit Facility) and a downstream guarantee from the Holdco Borrower.

Holdco Facilities

• There will be no upstream guarantees of the Holdco Facilities (as defined below) from any subsidiaries.
General Covenant Structure

Opco Facilities

• The covenants under the Opco Facilities shall regulate the Holdco Borrower and its restricted subsidiaries (with the Opco Borrower being such a restricted subsidiary).

Holdco Facilities

• The covenants under the Holdco Facilities (including the Holdco Bridge Loans, Holdco Extended Term Loans, Holdco Exchange Notes and any Takeout Securities issued in lieu of the Holdco PIK Notes, collectively, the “Holdco Facilities” and, together with the Opco Facilities, the “Facilities”) shall regulate the Holdco Borrower and its restricted subsidiaries (with the Opco Borrower being such a restricted subsidiary).

Financial Reporting

• Financial reporting under each Facility shall be at the Holdco Borrower and its subsidiaries on a consolidated basis.

Restricted Payments Covenant

• Tested at the Holdco Borrower under both the Opco Facilities and Holdco Facilities.

Opco Facilities

•

Customary covenant, but regulating restricted payments by the Holdco Borrower and its restricted subsidiaries and consisting of a customary 50% Consolidated Net Income “build-up” test and related Fixed Charge Coverage Ratio condition, in each case using the Holdco Borrower’s financials, with customary exceptions to be negotiated consistent with the Documentation Principles, plus the additional exceptions described below.

Annex I-B-1

o

For so long as any Holdco Facilities are outstanding, the Opco Facilities will treat any cash payment of principal or interest on the Holdco Facilities as a “Restricted Payment” by the Holdco Borrower, with exceptions from this particular limitation to include (i) a basket that will be in an amount sufficient to (a) fund any interest payments on the Holdco Facilities that are required by the terms thereof to be paid in cash and (b) fund certain voluntary cash interest payments on the Holdco Facilities, (ii) repayments or redemptions of principal and accrued interest under Holdco Facilities made by exchange for, or with the proceeds of a substantially concurrent sale of, common equity by the Holdco Borrower and (iii) the exception described in the bullet below.

o

In addition, the Opco Facilities will permit the repayment or redemption of principal and accrued interest under Holdco Facilities made by exchange for, or with the proceeds of a substantially concurrent sale of, indebtedness (or preferred stock) of the Holdco Borrower; provided that such indebtedness (or preferred stock) (1) is incurred in an aggregate principal amount (or issued having an aggregate liquidation preference) equal to or less than the Holdco Facilities being refinanced (taking into account any accrual of PIK interest to the date of refinancing, and plus any additional indebtedness incurred to pay premiums and expenses), (2) is, in the case of indebtedness, pari passu with or subordinated to the guarantee of Holdco under the Opco Facilities and is unsecured, (3) has a stated maturity (or, in the case of the preferred stock, mandatory redemption, if any, or mandatory payment of liquidation preference, if any) no earlier than the Holdco Facilities being refinanced and at least 91 days later than the stated maturity of the Opco Facilities and a weighted average life to maturity equal to or greater than the Holdco Facilities being refinanced, (4) includes limitations on cash interest (or dividend) payments no more favorable to the debtholders (or preferred stockholders) than those of the Holdco Facilities being refinanced and (5) bears interest (or accrues dividends) at a rate no greater than the interest rate applicable to the Holdco Facilities being refinanced.

•

For so long as any Holdco Facilities are outstanding, the Opco Facilities shall contain an additional covenant regulating certain restricted payments by the Opco Borrower, consisting of a customary 50% of Consolidated Net Income “build-up” test and related Fixed Charge Coverage Ratio condition, in each case using the Holdco Borrower’s financials, with customary exceptions to be negotiated consistent with the Documentation Principles, including (i) a basket that will be in an amount sufficient to (a) fund any interest payments on the Holdco Facilities that are required by the terms thereof to be paid in cash and (b) fund certain voluntary cash interest payments on the Holdco Facilities, (ii) an exception for excess asset sale proceeds that the Holdco Borrower may be required to apply to the Existing Credit Facilities or the Holdco Facilities (it being understood that proceeds of sales of assets of the European business shall first be required to be offered to repay indebtedness under the Existing European Credit Facility, the Existing North American Credit Facility, and the Opco Facilities, in accordance with their terms, prior to being available to be offered to repay Holdco Facilities), (iii) an exception for customary expenses at the Holdco Borrower, (iv) repayments or redemptions of principal and accrued interest under Opco Facilities made by exchange for, or with the proceeds of a substantially concurrent sale of, common equity by the Opco Borrower and (v) repayment or redemption of principal and accrued interest under Opco Facilities made by exchange for, or with the proceeds of a substantially concurrent sale of, indebtedness (or preferred stock) of the Opco Borrower; provided that such indebtedness (or preferred stock) (1) is incurred in an aggregate principal amount (or issued having an aggregate liquidation preference) equal to or less than the Opco Facilities being refinanced, and plus any additional indebtedness incurred to pay premiums and expenses), (2) is, in the case of indebtedness, pari passu with or subordinated to the Existing North American Credit Facility and (3) has a stated maturity (or, in the case of the preferred stock, mandatory redemption, if any, or mandatory payment of liquidation preference, if any) no earlier than the Opco Facilities being refinanced and a weighted average life to maturity equal to or greater than the Opco Facilities being refinanced .

Annex I-B-2

	o	This additional covenant shall regulate only dividends by the Opco Borrower to the Holdco Borrower and repurchases by the Opco Borrower of the Holdco Borrower’s stock and shall not regulate investments by the Opco Borrower or repurchases of the Opco Borrower’s debt by the Opco Borrower.

•	For the avoidance of doubt, the Opco Facilities shall not restrict the payment by Holdco of obligations owing by it under the ABL and shall not restrict the upstreaming of funds from the Opco Borrower to the Holdco Borrower to be used for such purpose.

•	The Opco Facilities shall permit any AHYDO “catch-up” payments to be made, but only if required under applicable tax laws.

Holdco Facilities

•		Customary restricted payment covenant, consisting of a customary 50% Consolidated Net Income “build-up” test and related Fixed Charge Coverage Ratio condition, in each case using the Holdco Borrower’s financials, with customary exceptions to be negotiated consistent with the Documentation Principles, plus exceptions that match any additional exceptions described above, as applicable.

•		The Holdco Facilities shall permit any AHYDO “catch-up” payments to be made, but only if required under applicable tax laws.

Debt and Preferred Stock Incurrence Covenant

•		Tested at the Holdco Borrower under both the Opco Facilities and Holdco Facilities (all ratios are to be calculated using the Holdco Borrower’s financials).

Opco Facilities

•		The Fixed Charge Coverage Ratio permission will be capped for non-guarantors at an amount to be agreed.

•		The credit facilities basket shall permit growth based on accounts receivable and inventory, not fixed asset collateral borrowing base.

Annex I-B-3

•

There shall be no restriction on the Opco Borrower or the Holdco Borrower borrowing under the ABL, but any application of such borrowings to the Holdco Borrower’s debt (other than payments of the ABL) would be subject to the Restricted Payments covenant described above.

•	Other baskets (including a general basket) to be agreed, and certain of these baskets (including the general basket) to be agreed may also be capped for non-guarantors.

Holdco Facilities

•	The credit facilities basket shall permit growth based on accounts receivable and inventory, not fixed asset collateral borrowing base.

•

There shall be no restriction on the Holdco Borrower borrowing under the ABL, but any application of such borrowings to the Holdco Borrower’s debt (other than payments of the ABL) would be subject to the Restricted Payments covenant described above.

•	Other baskets (including a general basket) to be agreed.

Asset Sale Covenant

•	Tested at the Holdco Borrower under both the Opco Facilities and Holdco Facilities.

•

Repayment of ABL debt and other debt of the Opco Borrower using proceeds from all asset sales shall satisfy the asset sale covenant in both the Holdco Facilities and the Opco Facilities. Repayment of debt of Opta Minerals using proceeds of sale of assets of Opta Minerals shall satisfy the asset sale covenant in both the Holdco Facilities and Opco Facilities.

Opco Facilities only

•

If any Excess Proceeds remain and are required to be applied to payment of the Holdco Facilities, the additional restricted payment covenant in the Opco Facilities shall permit the Opco Borrower to make restricted payments to the Holdco Borrower with “Excess Proceeds” from asset sales (it being understood that proceeds of sales of assets of the European business shall first be required to be offered to repay indebtedness under the Existing European Credit Facility, the Existing North American Credit Facility and the Opco Facilities, in accordance with their terms, prior to being available to be offered to repay Holdco Facilities).

•

If any Excess Proceeds from any sale of Opta Minerals remain after repayment of Opta Minerals’ debt, such proceeds shall be applied first to reduce the Holdco Facilities (if permitted by the Existing Credit Facilities), and thereafter to reduce the Opco Facilities.

Affiliate Transactions Covenant

•

The Opco Facilities and the Holdco Facilities shall permit all dealings and transactions between and among (1) the Opco Borrower and its restricted subsidiaries and (2) the Holdco Borrower and its restricted subsidiaries, as well as other exceptions for dealings between and among such persons and other affiliates.

Annex I-B-4

Lien Covenant

•	The lien covenant in both Facilities shall regulate the Holdco Borrower and the Lien covenant of the Opco Facilities shall regulate the guarantors of such Facilities, and all ratio calculations shall be calculated using the Holdco Borrower’s financials.

Dividend Stoppers Covenant

•	The additional restricted payment covenant described above in the Opco Facilities shall be expressly permitted by the Holdco Facilities.

Merger Covenant

•	Each Facility shall contain a single covenant at the Holdco Borrower pertaining to a merger of the Holdco Borrower or a sale of substantially all its assets

Change of Control

•	Each Facility shall contain a single covenant at the Holdco Borrower pertaining to a change of control of the Holdco Borrower and the Holdco Borrower ceasing to own 100% of the capital stock of the Opco Borrower.

Defaults

•	Each Facility shall contain defaults pertaining to the Holdco Borrower and its restricted subsidiaries (including the Opco Borrower).

Definitions

•	The Holdco Consolidated Net Income definition shall not exclude the Opco Borrower’s net income due to the additional restricted payments covenant at the Opco Borrower described above.

Other Changes

•	Such other changes reasonably requested by the Borrowers and agreed by the Lead Arranger (acting reasonably) to reflect the need for ongoing operational flexibility, consistent with the foregoing and the Documentation Principles.

Annex I-B-5

ANNEX II TO
EXHIBIT B

HOLDCO EXTENDED TERM LOANS

Maturity:	The Holdco Extended Term Loans will mature on the date that is seven years and six months after the Closing Date.

Interest Rate:

The Holdco Extended Term Loans will bear interest at a rate per annum equal to the Holdco Total Cap (or, with respect to any interest period for which the Holdco Borrower has made a PIK Payment, the Holdco PIK Total Cap (as to the portion of the interest subject to such PIK Payment only)).

Interest shall be payable quarterly and on the maturity date of the Holdco Extended Term Loans, in each case payable in arrears and computed on the basis of a 365-day year.

Default Rate:

Upon the occurrence and during the continuance of any payment or bankruptcy event of default, overdue principal, interest, fees and other amounts shall bear interest at the applicable interest rate plus 2.0% per annum.

Guarantees:	None.

Security:	None.

Covenants, Defaults and Mandatory Offers to Purchase:

Upon and after the Holdco Bridge Loan Maturity Date, the covenants, mandatory prepayments (other than with respect to a change of control, with respect to which the provisions of the Holdco Bridge Loans will apply) and defaults which would be applicable to the Holdco Exchange Notes, if issued, will also be applicable to the Holdco Extended Term Loans in lieu of the corresponding provisions of the Holdco
Bridge Loan Documentation.

Optional Prepayment:

The Holdco Extended Term Loans may be prepaid, in whole or in part, at par, plus accrued and unpaid interest upon not less than three days’ prior written notice, at the option of the Holdco Borrower at any time; provided that upon the occurrence of a Holdco Demand Failure Event, the outstanding Holdco Extended Term Loans will automatically and immediately be subject to the call protection provisions applicable to the Holdco Exchange Notes.

Governing Law and Forum:	New York.

Annex II-B-1

ANNEX III TO
EXHIBIT B

HOLDCO EXCHANGE NOTES

Issuer:	The Borrower will issue the Holdco Exchange Notes under an indenture. The Holdco Borrower or an affiliate, in its capacity as the issuer of the Holdco Exchange Notes, is referred to as the “Holdco Issuer”.

Principal Amount:	The Holdco Exchange Notes will be issued on or after the Holdco Extension Date. The principal amount of any Holdco Exchange Note will equal 100% of the aggregate principal amount of the Holdco Extended Term Loan for which it is exchanged. In the case of a partial exchange, the minimum amount of Holdco Extended Term Loans to be exchanged for Holdco Exchange Notes will be $40,000,000 (or less if used to exchange the entire outstanding amount of the Holdco Extended Term Loans).

Maturity:	The Holdco Exchange Notes will mature on the date that is seven years and six months after the Closing Date.

Interest Rate:	The Holdco Exchange Notes will bear interest payable semi-annually at a weighted average yield which shall not exceed the Holdco Total Cap (or, with respect to any interest period for which the Holdco Borrower has made a PIK Payment, the Holdco PIK Total Cap (as to the portion of the interest subject to such PIK Payment only)).

Guarantees:	None.

Security:	None.

Offer of Purchase upon Change of Control:	The Holdco Issuer will be required to make an offer to repurchase the Holdco Exchange Notes following the occurrence of a change of control (to be defined in a manner consistent with high- yield debt offerings giving effect to the Documentation Principles) at a price in cash equal to 101% (or 100% in the case of Holdco Exchange Notes held by the Commitment Parties or their respective affiliates excluding Holdco Exchange Notes held by them in connection with market making activities or asset management affiliates purchasing the Holdco Exchange Notes in the ordinary course of their business as part of a regular distribution of the Holdco Exchange Notes (“Asset Management Affiliates”)) of the outstanding principal amount thereof, plus accrued and unpaid interest to the date of repurchase, unless the Holdco Issuer shall redeem such Holdco Exchange Notes pursuant to the “Optional Redemption” section below.

Annex III-B-1

Offer to Purchase from Asset Sale Proceeds:

The Holdco Issuer will be required to make an offer to repurchase the Holdco Exchange Notes (and, if outstanding, prepay the Holdco Extended Term Loans) on a pro rata basis, which offer shall be at 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase with a portion of the net cash proceeds from any non-ordinary course asset sales or dispositions or receipt of insurance proceeds by the Holdco Borrower or its restricted subsidiaries in excess of amounts required to be paid to lenders under the Existing Credit Facilities, the Opco Bridge Facility, the Opco Notes and/or any documentation governing any indebtedness of any restricted subsidiary of the Holdco Borrower (other than the Opco Borrower and its subsidiaries) (except in the case of a sale of assets or capital stock of Opta Minerals, any other subsidiary of the Holdco Borrower (other than the Opco Borrower and its subsidiaries) or any minority interest owned by the Holdco Borrower or its restricted subsidiaries (other than the Opco Borrower and its subsidiaries), the proceeds of which will be offered to be applied to the repurchase of Holdco Exchange Notes before application to the Opco Bridge Facility and the Opco Notes), with such proceeds being applied to the Holdco Extended Term Loans and the Holdco Exchange Notes in a manner to be agreed, subject to exceptions, baskets and reinvestment provisions usual and customary for financings of this type, except that there shall be no reinvestment rights in respect of net cash proceeds (less the pro rata portion thereof attributable to minority interest ownership thereof) of any sale of the capital stock or assets of Opta Minerals (with such net cash proceeds also calculated after giving effect to required payoff of Opta Minerals’ credit facility and any other outstanding indebtedness of Opta Minerals in the case of sales of assets of Opta Minerals) for so long as the Holdco Bridge Facility is outstanding.

Optional Redemption:

Except as set forth in the next two succeeding paragraphs, the Holdco Exchange Notes shall be no-call in the first year following the Holdco Bridge Loan Maturity Date, and thereafter shall be redeemable during the second and third years following such date at a redemption prices equal to par plus 2.00% and 1.00%, respectively.

Prior to the one year anniversary of the Holdco Bridge Loan Maturity Date, the Holdco Issuer may redeem Holdco Exchange Notes at a redemption price equal to par plus a customary make-whole premium (calculated as of any redemption date using the weekly average yield on traded U.S. treasury securities adjusted to a constant maturity of one year plus 50 basis points).

Annex III-B-2

Prior to the one year anniversary of the Holdco Bridge Loan Maturity Date, the Holdco Borrower may redeem up to 100% of the aggregate principal amount of the Holdco Exchange Notes with proceeds from qualified equity offerings of the Holdco Borrower at a redemption price equal to par plus 2.00%.

Notwithstanding any of the foregoing, any Holdco Exchange Notes held by (and for so long as they are held by) the Commitment Parties or their respective affiliates (other than Asset Management Affiliates or Holdco Exchange Notes purchased in the secondary market) shall be redeemable at any time and from time to time at the option of the Holdco Borrower at a redemption price equal to par plus accrued and unpaid interest to the redemption date.

Defeasance Provisions:	Customary for high yield transactions and consistent with the Documentation Principles.

Amendment/Waiver:	Customary for high yield transactions and consistent with the Documentation Principles.

Covenants:	Customary for high yield transactions and consistent with the Documentation Principles and otherwise reflecting the provisions of Annex I to Exhibit B.

Registration Rights:	None.

Right to Transfer Holdco Exchange Notes:	The holders of the Holdco Exchange Notes (including the Holdco Bridge Lenders) shall have the right to transfer such Holdco Exchange Notes to any third parties, subject to compliance with applicable securities and other law.

Events of Default:	Customary for high yield transactions and consistent with the Documentation Principles and otherwise reflecting the provisions of Annex I to Exhibit B.

Governing Law and Forum:	New York.

Annex III-B-3

EXHIBIT C

PROJECT SHINE
OPCO SECOND LIEN INCREASING RATE BRIDGE FACILITY
SUMMARY OF PRINCIPAL TERMS AND CONDITIONS2

Borrower:	SunOpta Foods Inc

Transaction:	As set forth in Exhibit A to the Commitment Letter.

Bridge Administrative Agent and Collateral Agent:

BMO will act as sole and exclusive administrative agent and collateral agent for the Opco Bridge Facility (in such capacity, the “Opco Bridge Administrative Agent”) for a syndicate of banks, financial institutions and other institutional lenders and investors determined in consultation with and reasonably acceptable to the Opco Borrower (together with the Initial Lenders, the “Opco Bridge Lenders”), and will perform the duties customarily associated with such role.

Bridge Lead Arranger and Bridge Bookrunner:	BMOCM will act as the lead arranger for the Opco Bridge Facility and lead bookrunner for the Opco Bridge Facility, and will perform the duties customarily associated with such roles.

Bridge Loans:

The Opco Bridge Lenders will make increasing rate second lien secured bridge loans (the “Opco Bridge Loans”) to the Opco Borrower, available in a single borrowing on the Closing Date in an aggregate principal amount of in an aggregate principal amount as described in paragraph (d) of Exhibit A (the “Opco Bridge Facility”).

Currency	US dollars only.

Purpose:

The proceeds of the Opco Bridge Facility will be used by the Opco Borrower on the Closing Date, together with the proceeds of the borrowings under the Existing North American Credit Facility, proceeds from the issuance of the Opco Notes (if any) (or any Takeout Securities issued in lieu of the Opco Notes), proceeds of the Holdco Bridge Facility, proceeds from the issuance of Equity Securities (if any), proceeds from the issuance of the Holdco PIK Notes (or any Takeout Securities issued in lieu of the Holdco PIK Notes) and available cash on hand, if any, at the Opco Borrower and the Holdco Borrower and the Target and their respective subsidiaries, solely to pay Acquisition Costs.

__________________________
2 All capitalized terms used but not defined herein shall have the meanings given to them in the Commitment Letter to which this Term Sheet is attached, including the Exhibits thereto. In the event any such capitalized term is subject to multiple or differing definitions, the appropriate meaning thereof in this Exhibit C shall be determined by reference to the context in which it is used.

Ranking:

The Opco Bridge Facility will rank equal in right of payment with all existing and future senior indebtedness (including the Existing North American Credit Facility) of the Opco Borrower and Guarantors and senior to all existing and future subordinated indebtedness of the Opco Borrower and Guarantors that expressly provides for its subordination to the Opco Bridge Facility (including, in the case of the Holdco Borrower, the Holdco Bridge Facility). The Opco Bridge Facility shall have a claim on Collateral that is junior only to the claim on such Collateral of the Existing North American Credit Facility. Any indebtedness of Unrestricted Subsidiaries (as defined below) shall be non-recourse to the Opco Borrower and Guarantors.

Guarantees:

All of the obligations of the Opco Borrower under the Opco Bridge Facility will be unconditionally guaranteed jointly and severally on an equal priority senior second lien secured basis by the Holdco Borrower and those subsidiaries of the Opco Borrower that are guarantors under the Existing North American Credit Facility (the “Subsidiary Guarantors” and, together with the Holdco Borrower, the “Guarantors”). For clarity, the Target and its subsidiaries shall, after giving effect to the Acquisition, immediately become Guarantors to extent required by the term of the Existing North American Credit Facility.

Security:

(1) All obligations of the Opco Borrower under the Opco Bridge Facility and (2) any Guarantees thereof will be secured by a perfected second priority security interest in the same assets of the Opco Borrower, the Holdco Borrower and the Subsidiary Guarantors that secure the obligations under the Existing North American Credit Facility (the “Collateral”).

The liens on the Collateral securing the Existing North American Credit Facility will be senior in priority to the liens on such Collateral securing the Opco Bridge Facility and any permitted refinancings thereof. The priority of the security interests and related creditor rights between the Existing North American Credit Facility, the Holdco Bridge Facility and the Opco Bridge Facility will be set forth in a customary intercreditor agreement (the “Intercreditor Agreement”) on terms and conditions to be mutually agreed.

Interest Rates:

The Opco Bridge Loans will initially bear interest at a rate per annum equal to the sum of the greater of the (i) London interbank offered rate (“LIBOR”) for US dollars (for interest periods of 1, 2, 3 or 6 months as selected by theOpco Borrower) and (ii) 1.00% plus the Spread. The “Spread” will initially equal 6.00%. If the Opco BridgeLoans are not repaid in full within three months followingthe Closing Date, the Spread will increase by 50 basis pointsat the end of such three month period and will increase by an additional 50 basis points at the end of each three month period thereafter

Notwithstanding anything to the contrary set forth above, at no time, other than as provided under the heading “Default Rate” below, shall the per annum yield on Opco Bridge Loans be greater than the Opco Total Cap (as defined in the Fee Letter).

Upon the occurrence of an Opco Demand Failure Event (as defined in the Fee Letter), the outstanding Opco Bridge Loans will automatically and immediately accrue interest at the Opco Total Cap.

Following the Opco Bridge Loan Maturity Date, all outstanding Opco Extended Term Loans will accrue interest at the Opco Total Cap.

Interest Payments:

Interest on the Opco Bridge Loans will be payable in arrears at the end of each interest period and, for interest periods of greater than 3 months, every three months, and on the Initial Opco Bridge Loan Maturity Date. Calculation of interest shall be on the basis of actual days elapsed in a year of 360 days.

Default Rate:

Upon the occurrence and during the continuance of any payment or bankruptcy event of default, overdue principal, interest, fees and other amounts shall bear interest at the applicable interest rate plus 2.0% per annum.

Maturity:

All Opco Bridge Loans will have an initial maturity date that is the one year anniversary of the Closing Date (the “Opco Bridge Loan Maturity Date”), which shall automatically be extended as provided below. If any of the Opco Bridge Loans have not been previously repaid in full on or prior to the Opco Bridge Loan Maturity Date, so long as no bankruptcy event of default has occurred and is continuing as of such date, such Opco Bridge Loans shall automatically be extended into and become senior secured second lien term loans (each, an “Opco Extended Term Loan”) due on the date that is seven years after the Closing Date and having the terms set forth in Annex II to this Exhibit C. The date on which Opco Bridge Loans become Opco Extended Term Loans is referred to as the “Opco Extension Date”.

At any time on or after the Opco Extension Date, from time to time at the option of the Opco Bridge Lenders, but no more than a number of times to be mutually agreed upon in any calendar quarter, indebtedness under the Opco Extended Term Loans may be exchanged (in whole or in part) for exchange notes (the “Opco Exchange Notes”) having an equal principal amount to the indebtedness so exchanged and having the terms set forth in Annex III to this Exhibit C; provided that the Opco Borrower may defer each issuance of a series of Opco Exchange Notes until such time as the Opco Borrower shall have received requests to issue an aggregate of at least $50,000,000 in aggregate principal amount of Opco Exchange Notes (or less if used to exchange the entire outstanding amount of the Opco Extended Term Loans).

The Opco Extended Term Loans will be governed by the provisions of the Opco Bridge Facility Documentation and will have the same terms as the Opco Bridge Facility except as expressly set forth in Annex II to this Exhibit C. The Opco Extended Term Loans will not be considered to constitute new indebtedness of the Opco Borrower but will evidence the same indebtedness as was evidenced by the Opco Bridge Loans, which indebtedness will continue with full force and effect in the form of Opco Extended Term Loans. The Opco Exchange Notes will be issued pursuant to an indenture that will have the terms set forth in Annex III to this Exhibit C.

The Opco Bridge Facility, the Opco Extended Term Loans and the Opco Exchange Notes shall rank equal in right of payment for all purposes.

Mandatory Prepayment:

The Opco Borrower will be required to prepay the Opco Bridge Loans on a pro rata basis at 100% of the outstanding principal amount thereof plus accrued and unpaid interest with (a) the net cash proceeds from the issuance of the Opco Notes; provided that, in the event any Opco Bridge Lender or affiliate of a Opco Bridge Lender purchases debt securities from the Opco Borrower pursuant to a permitted securities demand at an issue price that is above the level at which such Opco Bridge Lender or affiliate has reasonably determined such debt securities can be resold by such Opco Bridge Lender or affiliate to a bona fide third party at the time of such purchase (and notifies the Opco Borrower thereof), the net cash proceeds received by the Opco Borrower in respect of such debt securities may, at the option of such Opco Bridge Lender or affiliate, be applied first to prepay the Opco Bridge Loans of such Opco Bridge Lender or affiliate (provided that if there is more than one such Opco Bridge Lender or affiliate then such net cash proceeds will be applied pro rata to prepay the Opco Bridge Loans of all such Opco Bridge Lenders or affiliates in proportion to such Opco Bridge Lenders’ or affiliates’ principal amount of debt securities purchased from the Opco Borrower) prior to being applied to prepay the Opco Bridge Loans held by other Opco Bridge Lenders, (b) the net cash proceeds of certain debt issuances (to be defined in a mutually acceptable manner) by the Opco Borrower or any of its restricted subsidiaries, (c) the net cash proceeds of from certain equity offerings (subject to exceptions to be agreed, including, without limitation, equity issued to employee stock plans or similar plans) by the Holdco Borrower or any of its restricted subsidiaries occurring after the date that the Holdco PIK Notes (if any) and the Holdco Bridge Loans (if any) are repaid in full and (d) the net cash proceeds from any non-ordinary course asset sales or dispositions or receipt of insurance proceeds by the Opco Borrower or any of its restricted subsidiaries in excess of amounts either reinvested or required to be paid to the lenders under the Existing Credit Facilities (and, in the case of sales of assets or capital stock of Opta Minerals, any other subsidiary of the Holdco Borrower (other than the Opco Borrower and its subsidiaries) or any minority interest owned by the Holdco Borrower or its restricted subsidiaries (other than the Opco Borrower and its subsidiaries), the Holdco Facilities) or the holders of certain other indebtedness, in the case of any such prepayments pursuant to the foregoing clauses (b), (c) and (d) above with exceptions, baskets and reinvestment provisions usual and customary for financings of this type to be set forth in the Opco Bridge Facility Documentation and subject to the Documentation Principles, except that in the case of clause (d), there shall be no reinvestment rights in respect of net cash proceeds (less the pro rata portion thereof attributable to minority interest ownership thereof) of any sale of the capital stock or assets of Opta Minerals (with such net cash proceeds also calculated after giving effect to required payoff of Opta Minerals’ credit facility and any other outstanding indebtedness of Opta Minerals in the case of sales of assets of Opta Minerals) for so long as the Holdco Bridge Facility is outstanding.

The Opco Borrower will also be required to offer to prepay the Opco Bridge Loans following the occurrence of a change of control (to be defined in the Opco Bridge Facility Documentation and subject to the Documentation Principles) at 100% of the outstanding principal amount thereof, plus accrued and unpaid interest to the date of repayment.

Optional Prepayment:

The Opco Bridge Facility may be prepaid, in whole or in part, without penalty or premium, at par plus accrued and unpaid interest upon not less than three business days’ prior written notice, at the option of the Opco Borrower at any time; provided that, upon the occurrence of an Opco Demand Failure Event, except as otherwise limited by the provisions set forth in the section of the Fee Letter entitled “Securities Demand”, the outstanding Opco Bridge Loans will automatically and immediately be subject to the call protection provisions applicable to the Opco Exchange Notes.

Right to Resell Bridge Facility:

Each Opco Bridge Lender shall have the absolute and unconditional right to resell or assign the Opco Bridge Loans held by it in compliance with applicable law to any third party at any time, with the consent of the Opco Borrower (not to be unreasonably withheld, conditioned or delayed) and with notice to the Opco Bridge Administrative Agent; provided that the Opco Borrower’s consent shall not be required (i) at any time after the Opco Bridge Loan Maturity Date, (ii) after the occurrence and during the continuance of an Opco Demand Failure Event or payment or bankruptcy event of default or (iii) to the extent that the Initial Lenders would continue to hold a majority in aggregate principal amount of the Opco Bridge Loans after giving effect to such sale or assignment.

The Opco Bridge Lenders will be permitted to sell participations in their Opco Bridge Loans without restriction in accordance with applicable law and consistent with the Documentation Principles.

Conditions to Borrowing:	The availability of the borrowing under the Opco Bridge Facility on the Closing Date shall be subject solely to the applicable conditions set forth in Exhibit D to the Commitment Letter.

Bridge Facility Documentation:

The definitive documentation for the Opco Bridge Facility (the “Opco Bridge Facility Documentation”) shall be in form customary for financings of this nature and consistent with the Documentation Principles.

Representations and Warranties:	The Opco Bridge Facility Documentation will contain customary representations and warranties for financings of this nature applying to the Opco Borrower and its restricted subsidiaries.

Covenants:

The Opco Bridge Facility Documentation will contain such affirmative and negative covenants applicable to the Holdco Borrower, the Opco Borrower and its restricted subsidiaries as are usual and customary for financings of this nature, consistent with the Documentation Principles, it being understood and agreed that the covenants of the Opco Bridge Loans (and the Opco Extended Term Loans and the Opco Exchange Notes) will be incurrence-based covenants, customary for other Rule 144A “for life” high yield transactions, otherwise consistent with the Documentation Principles and reflecting the provisions of Annex I to Exhibit C. Prior to the Opco Bridge Loan Maturity Date, the debt and lien incurrence and the restricted payment covenants of the Opco Bridge Loans will be more restrictive than those of the Opco Extended Term Loans and the Opco Exchange Notes, as reasonably agreed by the Lead Arranger and the Opco Borrower.

Unrestricted Subsidiaries:

Opta Minerals plus other “Unrestricted Subsidiaries” (to be defined in a manner consistent with similar high yield debt offerings and otherwise consistent with the Documentation Principles) are herein referred to as “Unrestricted Subsidiaries”. For the avoidance of doubt, all subsidiaries of the Holdco Borrower that are not Unrestricted Subsidiaries are “restricted subsidiaries.”

Events of Default:

The Opco Bridge Facility Documentation will contain customary Events of Default for a financing of this type and consistent with the Documentation Principles and otherwise reflecting the provisions of Annex I to Exhibit C, limited to: (subject to materiality thresholds, baskets, grace periods and other exceptions and qualifications to be agreed upon): nonpayment of principal, interest or other amounts; violation of covenants; inaccuracy of representations and warranties in any material respect; cross payment default; cross acceleration to material indebtedness; bankruptcy or insolvency of the Opco Borrower or its material restricted subsidiaries; material monetary judgments; ERISA and Canadian pension events and actual or asserted invalidity of a Guarantor’s guaranty.

Voting:

Amendments and waivers of the Opco Bridge Facility Documentation will require the approval of Opco Bridge Lenders holding more than 50% of the aggregate principal amount of the Opco Bridge Facility, except that the consent of each Opco Bridge Lender directly adversely affected thereby shall be required with respect to (a) reductions of principal (it being understood that a waiver of any condition precedent or the waiver of any default, event of default or mandatory prepayment shall not constitute a reduction in principal), interest (other than a waiver of default interest) or fees payable to such Opco Bridge Lender, (b) extensions of the final maturity of the Opco Bridge Facility (it being understood that a waiver of any condition precedent or the waiver of any default, event of default or mandatory prepayment shall not constitute an extension of the final maturity date) of such Opco Bridge Lender or the due date of any interest or fee payment, (c) releases of all or substantially all Guarantors or Collateral and (d) changes in voting thresholds.

Replacement of Lenders

The Opco Bridge Facility Documentation shall contain customary provisions for replacing (a) defaulting lenders, (b) Lenders asserting a claim for any funding protection whether for increased costs, taxes, required indemnity payments or otherwise and (c) non-consenting Lenders in connection with amendments and waivers requiring the consent of all Lenders under the Opco Bridge Facility or of all Lenders directly affected thereby so long as the consent of Lenders holding at least 50.1% of the aggregate amount of loans and commitments under the Opco Bridge Facility, or of the Lenders affected thereby, has been obtained.

Cost and Yield Protection:	Customary for facilities of this type and consistent with the Documentation Principles.

Expenses and Indemnification:	Customary for facilities of this type and consistent with the Documentation Principles.

Governing Law and Forum:	New York

US Counsel to the Bridge Administrative Agent:	Paul Hastings LLP

Canadian Counsel to the Bridge Administrative Agent:	Goodmans LLP

ANNEX I TO
EXHIBIT C

Guarantees

Opco Facilities

• The Opco Facilities (including the Opco Bridge Loans, Opco Extended Term Loans, Opco Exchange Notes and any Takeout Securities issued in lieu of the Opco Notes, collectively, the “Opco Facilities”) shall benefit from upstream guarantees from domestic restricted subsidiaries of the Opco Borrower (to the extent they guarantee the Existing North American Credit Facility) and a downstream guarantee from the Holdco Borrower.

Holdco Facilities

• There will be no upstream guarantees of the Holdco Facilities (as defined below) from any subsidiaries.
General Covenant Structure

Opco Facilities

• The covenants under the Opco Facilities shall regulate the Holdco Borrower and its restricted subsidiaries (with the Opco Borrower being such a restricted subsidiary).

Holdco Facilities

• The covenants under the Holdco Facilities (including the Holdco Bridge Loans, Holdco Extended Term Loans, Holdco Exchange Notes and any Takeout Securities issued in lieu of the Holdco PIK Notes, collectively, the “Holdco Facilities” and, together with the Opco Facilities, the “Facilities”) shall regulate the Holdco Borrower and its restricted subsidiaries (with the Opco Borrower being such a restricted subsidiary).

Financial Reporting

• Financial reporting under each Facility shall be at the Holdco Borrower and its subsidiaries on a consolidated basis.

Restricted Payments Covenant

• Tested at the Holdco Borrower under both the Opco Facilities and Holdco Facilities.

Opco Facilities

• Customary covenant, but regulating restricted payments by the Holdco Borrower and its restricted subsidiaries and consisting of a customary 50% Consolidated Net Income “build-up” test and related Fixed Charge Coverage Ratio condition, in each case using the Holdco Borrower’s financials, with customary exceptions to be negotiated consistent with the Documentation Principles, plus the additional exceptions described below.

Annex I-C-1

o

For so long as any Holdco Facilities are outstanding, the Opco Facilities will treat any cash payment of principal or interest on the Holdco Facilities as a “Restricted Payment” by the Holdco Borrower, with exceptions from this particular limitation to include (i) a basket that will be in an amount sufficient to (a) fund any interest payments on the Holdco Facilities that are required by the terms thereof to be paid in cash and (b) fund certain voluntary cash interest payments on the Holdco Facilities, (ii) repayments or redemptions of principal and accrued interest under Holdco Facilities made by exchange for, or with the proceeds of a substantially concurrent sale of, common equity by the Holdco Borrower and (iii) the exception described in the bullet below.

o

In addition, the Opco Facilities will permit the repayment or redemption of principal and accrued interest under Holdco Facilities made by exchange for, or with the proceeds of a substantially concurrent sale of, indebtedness (or preferred stock) of the Holdco Borrower; provided that such indebtedness (or preferred stock) (1) is incurred in an aggregate principal amount (or issued having an aggregate liquidation preference) equal to or less than the Holdco Facilities being refinanced (taking into account any accrual of PIK interest to the date of refinancing, and plus any additional indebtedness incurred to pay premiums and expenses), (2) is, in the case of indebtedness, pari passu with or subordinated to the guarantee of Holdco under the Opco Facilities and is unsecured, (3) has a stated maturity (or, in the case of the preferred stock, mandatory redemption, if any, or mandatory payment of liquidation preference, if any) no earlier than the Holdco Facilities being refinanced and at least 91 days later than the stated maturity of the Opco Facilities and a weighted average life to maturity equal to or greater than the Holdco Facilities being refinanced, (4) includes limitations on cash interest (or dividend) payments no more favorable to the debtholders (or preferred stockholders) than those of the Holdco Facilities being refinanced and (5) bears interest (or accrues dividends) at a rate no greater than the interest rate applicable to the Holdco Facilities being refinanced.

•

For so long as any Holdco Facilities are outstanding, the Opco Facilities shall contain an additional covenant regulating certain restricted payments by the Opco Borrower, consisting of a customary 50% of Consolidated Net Income “build-up” test and related Fixed Charge Coverage Ratio condition, in each case using the Holdco Borrower’s financials, with customary exceptions to be negotiated consistent with the Documentation Principles, including (i) a basket that will be in an amount sufficient to (a) fund any interest payments on the Holdco Facilities that are required by the terms thereof to be paid in cash and (b) fund certain voluntary cash interest payments on the Holdco Facilities, (ii) an exception for excess asset sale proceeds that the Holdco Borrower may be required to apply to the Existing Credit Facilities or the Holdco Facilities (it being understood that proceeds of sales of assets of the European business shall first be required to be offered to repay indebtedness under the Existing European Credit Facility, the Existing North American Credit Facility, and the Opco Facilities, in accordance with their terms, prior to being available to be offered to repay Holdco Facilities), (iii) an exception for customary expenses at the Holdco Borrower, (iv) repayments or redemptions of principal and accrued interest under Opco Facilities made by exchange for, or with the proceeds of a substantially concurrent sale of, common equity by the Opco Borrower and (v) repayment or redemption of principal and accrued interest under Opco Facilities made by exchange for, or with the proceeds of a substantially concurrent sale of, indebtedness (or preferred stock) of the Opco Borrower; provided that such indebtedness (or preferred stock) (1) is incurred in an aggregate principal amount (or issued having an aggregate liquidation preference) equal to or less than the Opco Facilities being refinanced, and plus any additional indebtedness incurred to pay premiums and expenses), (2) is, in the case of indebtedness, pari passu with or subordinated to the Existing North American Credit Facility and (3) has a stated maturity (or, in the case of the preferred stock, mandatory redemption, if any, or mandatory payment of liquidation preference, if any) no earlier than the Opco Facilities being refinanced and a weighted average life to maturity equal to or greater than the Opco Facilities being refinanced .

Annex I-C-2

o

This additional covenant shall regulate only dividends by the Opco Borrower to the Holdco Borrower and repurchases by the Opco Borrower of the Holdco Borrower’s stock and shall not regulate investments by the Opco Borrower or repurchases of the Opco Borrower’s debt by the Opco Borrower.

•

For the avoidance of doubt, the Opco Facilities shall not restrict the payment by Holdco of obligations owing by it under the ABL and shall not restrict the upstreaming of funds from the Opco Borrower to the Holdco Borrower to be used for such purpose.

•		The Opco Facilities shall permit any AHYDO “catch-up” payments to be made, but only if required under applicable tax laws.

Holdco Facilities

•

Customary restricted payment covenant, consisting of a customary 50% Consolidated Net Income “build-up” test and related Fixed Charge Coverage Ratio condition, in each case using the Holdco Borrower’s financials, with customary exceptions to be negotiated consistent with the Documentation Principles, plus exceptions that match any additional exceptions described above, as applicable.

•		The Holdco Facilities shall permit any AHYDO “catch-up” payments to be made, but only if required under applicable tax laws.

Debt and Preferred Stock Incurrence Covenant

•		Tested at the Holdco Borrower under both the Opco Facilities and Holdco Facilities (all ratios are to be calculated using the Holdco Borrower’s financials).

Opco Facilities

•		The Fixed Charge Coverage Ratio permission will be capped for non-guarantors at an amount to be agreed.

•		The credit facilities basket shall permit growth based on accounts receivable and inventory, not fixed asset collateral borrowing base.

Annex I-C-3

•

There shall be no restriction on the Opco Borrower or the Holdco Borrower borrowing under the ABL, but any application of such borrowings to the Holdco Borrower’s debt (other than payments of the ABL) would be subject to the Restricted Payments covenant described above.

•	Other baskets (including a general basket) to be agreed, and certain of these baskets (including the general basket) to be agreed may also be capped for non-guarantors.

Holdco Facilities

•	The credit facilities basket shall permit growth based on accounts receivable and inventory, not fixed asset collateral borrowing base.

•

There shall be no restriction on the Holdco Borrower borrowing under the ABL, but any application of such borrowings to the Holdco Borrower’s debt (other than payments of the ABL) would be subject to the Restricted Payments covenant described above.

•	Other baskets (including a general basket) to be agreed.

Asset Sale Covenant

•	Tested at the Holdco Borrower under both the Opco Facilities and Holdco Facilities.

•

Repayment of ABL debt and other debt of the Opco Borrower using proceeds from all asset sales shall satisfy the asset sale covenant in both the Holdco Facilities and the Opco Facilities. Repayment of debt of Opta Minerals using proceeds of sale of assets of Opta Minerals shall satisfy the asset sale covenant in both the Holdco Facilities and Opco Facilities.

Opco Facilities only

•

If any Excess Proceeds remain and are required to be applied to payment of the Holdco Facilities, the additional restricted payment covenant in the Opco Facilities shall permit the Opco Borrower to make restricted payments to the Holdco Borrower with “Excess Proceeds” from asset sales (it being understood that proceeds of sales of assets of the European business shall first be required to be offered to repay indebtedness under the Existing European Credit Facility, the Existing North American Credit Facility and the Opco Facilities, in accordance with their terms, prior to being available to be offered to repay Holdco Facilities).

•

If any Excess Proceeds from any sale of Opta Minerals remain after repayment of Opta Minerals’ debt, such proceeds shall be applied first to reduce the Holdco Facilities (if permitted by the Existing Credit Facilities), and thereafter to reduce the Opco Facilities.

Affiliate Transactions Covenant

•

The Opco Facilities and the Holdco Facilities shall permit all dealings and transactions between and among (1) the Opco Borrower and its restricted subsidiaries and (2) the Holdco Borrower and its restricted subsidiaries, as well as other exceptions for dealings between and among such persons and other affiliates.

Annex I-C-4

Lien Covenant

•	The lien covenant in both Facilities shall regulate the Holdco Borrower and the Lien covenant of the Opco Facilities shall regulate the guarantors of such Facilities, and all ratio calculations shall be calculated using the Holdco Borrower’s financials.

Dividend Stoppers Covenant

•	The additional restricted payment covenant described above in the Opco Facilities shall be expressly permitted by the Holdco Facilities.

Merger Covenant

•	Each Facility shall contain a single covenant at the Holdco Borrower pertaining to a merger of the Holdco Borrower or a sale of substantially all its assets

Change of Control

•	Each Facility shall contain a single covenant at the Holdco Borrower pertaining to a change of control of the Holdco Borrower and the Holdco Borrower ceasing to own 100% of the capital stock of the Opco Borrower.

Defaults

•	Each Facility shall contain defaults pertaining to the Holdco Borrower and its restricted subsidiaries (including the Opco Borrower).

Definitions

•	The Holdco Consolidated Net Income definition shall not exclude the Opco Borrower’s net income due to the additional restricted payments covenant at the Opco Borrower described above.

Other Changes
•	Such other changes reasonably requested by the Borrowers and agreed by the Lead Arranger (acting reasonably) to reflect the need for ongoing operational flexibility, consistent with the foregoing and the Documentation Principles.

Annex I-C-5

ANNEX II TO
EXHIBIT C

OPCO EXTENDED TERM LOANS

Maturity:	The Opco Extended Term Loans will mature on the date that is seven years after the Closing Date.

Interest Rate:

The Opco Extended Term Loans will bear interest at a rate per annum equal to the Opco Total Cap. Interest shall be payable quarterly and on the maturity date of the Opco Extended Term Loans, in each case payable in arrears and computed on the basis of a 365-day year.

Default Rate:

Upon the occurrence and during the continuance of any payment or bankruptcy event of default, overdue principal, interest, fees and other amounts shall bear interest at the applicable interest rate plus 2.0% per annum.

Guarantees:	Same as the Opco Bridge Loans.

Security:	Same as the Opco Bridge Loans.

Covenants, Defaults and Mandatory Offers to Purchase:

The covenants, mandatory offers to purchase and defaults which would be applicable to the Opco Exchange Notes, if issued, will also be applicable to the Opco Extended Term Loans in lieu of the corresponding provisions of the Opco Bridge Facility.

Optional Prepayment:

The Opco Extended Term Loans may be prepaid, in whole or in part, at par, plus accrued and unpaid interest upon not less than three days’ prior written notice, at the option of the Opco Borrower at any time; provided that upon the occurrence of an Opco Demand Failure Event, the outstanding Opco Extended Term Loans will automatically and immediately be subject to the call protection provisions applicable to the Opco Exchange Notes.

Annex II-C-1

ANNEX III TO
EXHIBIT C

OPCO EXCHANGE NOTES

Issuer:	The Borrower will issue the Opco Exchange Notes under an indenture. The Opco Borrower or an affiliate, in its capacity as the issuer of the Opco Exchange Notes, is referred to as the “Opco Issuer”.

Principal Amount:

The Opco Exchange Notes will be issued on or after the Opco Extension Date. The principal amount of any Opco Exchange Note will equal 100% of the aggregate principal amount of the Opco Extended Term Loan for which it is exchanged. In the case of a partial exchange, the minimum amount of Opco Extended Term Loans to be exchanged for Opco Exchange Notes will be $50,000,000 (or less if used to exchange the entire outstanding amount of the Opco Extended Term Loans).

Maturity:	The Opco Exchange Notes will mature on the date that is seven years after the Closing Date.

Interest Rate:	The Opco Exchange Notes will bear interest payable semi- annually at a weighted average yield which shall not exceed the Opco Total Cap.

Guarantees:	Same as the Opco Extended Term Loans.

Security:	Same as the Opco Extended Term Loans.

Offer of Purchase upon Change of Control:

The Opco Issuer will be required to make an offer to repurchase the Opco Exchange Notes following the occurrence of a change of control (to be defined in a manner consistent with the high- yield debt offerings and consistent with the Documentation Principles) at a price in cash equal to 101% (or 100% in the case of Opco Exchange Notes held by the Commitment Parties or their respective affiliates excluding Opco Exchange Notes held by them in connection with market making activities or asset management affiliates purchasing the Opco Exchange Notes in the ordinary course of their business as part of a regular distribution of the Opco Exchange Notes (“Asset Management Affiliates”)) of the outstanding principal amount thereof, plus accrued and unpaid interest to the date of repurchase, unless the Opco Issuer shall redeem such Opco Exchange Notes pursuant to the “Optional Redemption” section below.

Offer to Purchase from Asset Sale Proceeds:

The Opco Issuer will be required to make an offer to repurchase the Opco Exchange Notes (and, if outstanding, prepay the Opco Extended Term Loans) on a pro rata basis, which offer shall be at 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase with a portion of the net cash proceeds from any non- ordinary course asset sales or dispositions (including as a result of casualty or condemnation) by the Holdco Borrower or any of its subsidiaries in excess of amounts either reinvested or required to be paid to lenders under the Existing Credit Facilities (and, in the case of sales of assets or capital stock of Opta Minerals, any other subsidiary of the Holdco Borrower (other than the Opco Borrower and its subsidiaries) or any minority interest owned by the Holdco Borrower or its restricted subsidiaries (other than the Opco Borrower and its subsidiaries), the Holdco Facilities), with such proceeds being applied to the Opco Extended Term Loans, the Opco Exchange Notes and the Opco Notes in a manner to be agreed, subject to other exceptions and baskets usual and customary for financings of this type consistent with the Documentation Principles, except that there shall be no reinvestment rights in respect of net cash proceeds (less the pro rata portion thereof attributable to minority interest ownership thereof) of any sale of the capital stock or assets of Opta Minerals (with such net cash proceeds also calculated after giving effect to required payoff of Opta Minerals’ credit facility and any other outstanding indebtedness of Opta Minerals in the case of sales of assets of Opta Minerals) for so long as the Holdco Bridge Facility is outstanding.

Annex III-C-1

Optional Redemption:

The Opco Exchange Notes will be non-callable (subject to the exceptions in the three succeeding paragraphs below) until the third anniversary of the Closing Date. Thereafter, each Opco Exchange Note will be redeemable at the option of the Borrower at par plus accrued interest plus a premium equal to three quarters of the coupon on such Exchange Note during the fourth year after the Closing Date, one half of the coupon on such Exchange Note during the fifth year after the Closing Date and one-quarter of the coupon on such Exchange Note during the sixth year after the Closing Date, which call premiums shall decline to zero on the date that is the sixth anniversary of the Closing Date.

Prior to the third anniversary of the Closing Date, the Opco Borrower may redeem Opco Exchange Notes at a make- whole price based on US Treasury notes with a maturity closest to the third anniversary of the Closing Date plus 50 basis points; provided that notwithstanding the foregoing, prior to the third anniversary of the Closing Date, the Issuer may redeem up to 10% of the aggregate principal amount of such Opco Exchange Notes during each twelve-month period commencing with the date of first exchange into Opco Exchange Notes at a price equal to 103% of the aggregate principal amount thereof plus any accrued and unpaid interest thereon.

Annex III-C-2

Prior to the third anniversary of the Closing Date, the Opco Borrower may redeem up to 35.0% in the aggregate of the Opco Exchange Notes with proceeds from qualified equity offerings of the Holdco Borrower at a redemption price equal to par plus the coupon on such Opco Exchange Notes.

The optional redemption provisions will be otherwise customary for high yield transactions consistent with the Documentation Principles.

Notwithstanding any of the foregoing, any Opco Exchange Notes held by (and for so long as they are held by) the Commitment Parties or their respective affiliates (other than Asset Management Affiliates or Opco Exchange Notes purchased in the secondary market) shall be redeemable at any time and from time to time at the option of the Opco Borrower at a redemption price equal to par plus accrued and unpaid interest to the redemption date.

Defeasance Provisions:	Customary for high yield transactions and consistent with the Documentation Principles.

Amendment/Waiver:	Customary for high yield transactions and consistent with the Documentation Principles.

Covenants:	Customary for high yield transactions and consistent with the Documentation Principles and otherwise reflecting the provisions of Annex I to Exhibit C.

Registration Rights:	None.

Right to Transfer Opco Exchange Notes:

The holders of the Opco Exchange Notes (including the Opco Bridge Lenders) shall have the right to transfer such Opco Exchange Notes to any third parties, subject to compliance with applicable securities and other law.

Events of Default:	Customary for high yield transactions and consistent with the Documentation Principles and otherwise reflecting the provisions of Annex I to Exhibit C.

Annex III-C-3

Governing Law and Forum:	New York.

Annex III-C-4

EXHIBIT D

PROJECT SHINE
SUMMARY OF ADDITIONAL CONDITIONS3

The borrowings under the Bridge Facilities shall be subject to satisfaction of the following conditions, in the sole determination of the Lead Arranger (subject in all respects to the Certain Funds Provisions):

1.

The Acquisition shall have been consummated, or substantially simultaneously with the borrowing under the Bridge Facilities shall be consummated, in all material respects in accordance with the terms of the Acquisition Agreement, after giving effect to any modifications, amendments, consents, waivers or requests by you (or your affiliate) thereto, other than those (including the effects of any requests) that are materially adverse to the interests of the Lenders, without the prior consent of the Lead Arranger (such consent not to be unreasonably withheld, delayed or conditioned); provided that (a) any reduction in the amount referred to in clause (A) of Section 2.2(a)(i) of the Acquisition Agreement (the “Base Purchase Price”) shall not be deemed to be materially adverse to the interests of the Lenders; provided, further, that, any such reduction in the Base Purchase Price shall be applied 100% to reduce the amount of funding under the Holdco Bridge Facility, the Holdco PIK Notes and/or the Equity Securities ratably and thereafter, to reduce the amount of funded debt under the Opco Bridge Facility and the Opco Notes; provided, further that the amount of funded debt under the Opco Bridge Facility and the Opco Notes (and/or any Takeout Securities issued in lieu of any Opco Notes) shall not be less than $250,000,000 and (b) any amendment, modification, waiver, consent or request in respect of the definition of “Material Adverse Effect” shall be deemed to be materially adverse to the interests of the Lenders.

2.

(a) Except as set forth on the Seller Disclosure Schedule (as defined in the Acquisition Agreement), since December 31, 2014 through the date of the Acquisition Agreement, there has not occurred any event that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Acquisition Agreement) and (b) between the date of the Acquisition Agreement and the Closing Date (as defined in the Acquisition Agreement), there has been no event, circumstance, development, change or effect that would reasonably be expected to have a Material Adverse Effect. Any disclosure with respect to a section or schedule of the Acquisition Agreement (including any section of the Seller Disclosure Schedule) shall be deemed to have been disclosed for other sections and schedules of the Acquisition Agreement (including a section of the Seller Disclosure Schedule) where the relevance of such disclosure would be reasonably apparent.

3.

After giving effect to the Transactions, the Holdco Borrower and its subsidiaries (excluding the Target and its subsidiaries) shall have outstanding no third party indebtedness for borrowed money in excess of $720 million (other than non-recourse indebtedness of Opta Minerals and assuming the Existing Credit Facilities are fully drawn) and from the date hereof until the Closing Date, the Holdco Borrower and its subsidiaries (excluding the Target and its subsidiaries) shall only incur third party indebtedness for borrowed money for working capital purposes in the ordinary course of business (as reasonably determined in good faith by the Holdco Borrower) except for (i) indebtedness incurred to finance the Transactions and (ii) indebtedness not in excess of $10 million to finance other acquisitions.

_______________________________________

3 All capitalized terms used but not defined herein shall have the meanings given to them in the Commitment Letter to which this Term Sheet is attached, including the Exhibits thereto. In the event any such capitalized term is subject to multiple or differing definitions, the appropriate meaning thereof in this Exhibit D shall be determined by reference to the context in which it is used.

4.

The Lead Arranger shall have received (a) unaudited combined balance sheets and related statements of income and cash flows of Target and its subsidiaries for each fiscal quarter (that is not the last fiscal quarter of a fiscal year) commencing on or after December 31, 2014, and ended at least 45 days prior to the Closing Date, and (b) audited combined balance sheets and related statements of income and cash flows of Target and its subsidiaries for the three most recently completed fiscal years ended at least 90 days before the Closing Date. The Lead Arranger acknowledges receipt of the audited financial statements of the Target and its subsidiaries for the three years ended December 31, 2014 and of the unaudited financial statements of the Target and its subsidiaries for the fiscal quarter ended March 31, 2015.

5.

The Lead Arranger shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Holdco Borrower for the twelve month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 90 days prior to the Closing Date (if the end of such period is a fiscal year-end of the Holdco Borrower) or ended at least 45 days prior to the Closing Date (if the end of such period is not a fiscal year end of the Holdco Borrower), in each case, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income), which need not include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

6.

The Bridge Administrative Agent and the Lead Arranger shall have received, no later than three days prior to the Closing Date, all documentation and other information about the Borrowers and the Guarantors as has been reasonably requested in writing by the Bridge Administrative Agent and the Lead Arranger at least ten Business Days prior to the Closing Date that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation AML Law.

7.

(a) (i) With respect to the Holdco Bridge Facility, (x) the execution and delivery by the Holdco Borrower of the Holdco Bridge Facility Documentation (as defined in Exhibit B), which shall be in accordance with the terms of the Commitment Letter and the Holdco Term Sheet and subject to Certain Funds Provisions and the Documentation Principles set forth in the Commitment Letter and (y) delivery to the Bridge Administrative Agent of (i) a customary borrowing notice (subject to the Certain Funds Provisions), customary legal opinions, customary officer’s closing certificates, organizational documents, customary evidence of authorization and good standing certificates in the jurisdiction of formation, in each case, with respect to the Holdco Borrower, and (ii) a solvency certificate, dated as of the Closing Date and after giving effect to the Transactions, substantially in the form of Annex I attached to this Exhibit D, of a senior authorized financial executive or officer of the Holdco Borrower.

(b) with respect to the Opco Bridge Facility, (x) the execution and delivery by the Opco Borrower and the Guarantors (as such term are defined in Exhibit C) of the Opco Bridge Facility Documentation (as defined in Exhibit C) (including guarantees by the applicable guarantors, which shall include the Target and its subsidiaries only after consummation of the Acquisition), which shall be in accordance with the terms of the Commitment Letter and the Opco Term Sheet and subject to the Certain Funds Provisions and the Documentation Principles set forth in the Commitment Letter and (y) delivery to the Bridge Administrative Agent of (i) a customary borrowing notice (subject to the Certain Funds Provisions), customary legal opinions, customary officer’s closing certificates, organizational documents, customary evidence of authorization and good standing certificates in jurisdictions of formation/organization, in each case with respect to the Opco Borrower and the Guarantors (to the extent applicable) and (ii) a solvency certificate, dated as of the Closing Date and after giving effect to the Transactions, substantially in the form of Annex I attached to this Exhibit D, of a senior authorized financial executive or officer of the Holdco Borrower or the Opco Borrower;

8.

With respect to the Opco Bridge Facility, subject in all respects to the Certain Funds Provisions, all documents and instruments required to create and perfect the Bridge Administrative Agent’s security interest in the Collateral (as defined in Exhibit C) shall have been executed and delivered and, if applicable, be in proper form for filing.

9.

All fees required to be paid on the Closing Date pursuant to the Commitment Letter and the Fee Letter and reasonable and documented out-of-pocket expenses required to be paid on the Closing Date pursuant to the Commitment Letter, to the extent invoiced at least three Business Days prior to the Closing Date, shall, upon the borrowing under the Bridge Facilities, have been paid (which amounts may be offset against the proceeds of the Bridge Facilities).

10.

(a) With respect to the Opco Bridge Facility, (1) you shall have engaged one or more investment banks reasonably acceptable to the Lead Arranger (in such capacity, the “Debt Investment Banks”) to act as book-running managers and as underwriters, initial purchasers or placement agents to sell or privately place the Opco Notes and any related Takeout Securities to be issued by the Opco Borrower to consummate the Acquisition (the “Opco Debt Transactions”) (the Lead Arranger hereby acknowledges that such reasonably acceptable Debt Investment Banks have been so engaged) and (2) you shall have provided the Debt Investment Banks with (A) a customary preliminary offering memorandum (the “Opco Offering Memorandum”) suitable for use in a customary “high yield road show” relating to the Opco Notes and in customary form for preliminary offering memoranda used in private placements of non-convertible debt securities, including or incorporating all financial statements and other information (which financial statements and other information may also relate to the Holdco Borrower) that would customarily be included in offering memoranda for use in the United States under Rule 144A (it being understood none of such information need include financial statements required by Rules 3-09, 3-10 or 3-16 of Regulation S-X, Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K and the executive compensation and related person disclosure rules related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A and other customary exceptions); provided that this condition shall be deemed satisfied if the Opco Offering Memorandum excludes the “description of notes” and other information or sections that would customarily be provided by the Debt Investment Banks or their counsel; provided further that the only information relating to the Target and its subsidiaries required to be included in the Opco Offering Memorandum shall consist of the Required Information (as defined in Annex II to this Exhibit D) and (B) drafts of customary “comfort” letters with respect to the financial information in the Opco Offering Memorandum by auditors of the Target and the Holdco Borrower, which such auditors are prepared to issue upon completion of customary procedures. The Debt Investment Banks shall have been afforded a period of at least 17 consecutive Business Days following delivery by the Opco Borrower of an Opco Offering Memorandum including the information described in clause (2)(A) above (such information, the “Opco Notes Marketing Information”) (the “Opco Marketing Period”) and prior to the Closing Date to seek to offer and sell or privately place the Opco Notes with qualified purchasers thereof; provided, however, that (x) such 17 consecutive Business Day period will not commence until September 9, 2015, (y) if such 17 consecutive Business Day period has not ended prior to December 18, 2015, it will not commence until January 4, 2016 and (z) November 27, 2015 shall not be considered a Business Day for purposes of the Opco Marketing Period. For purposes of this Exhibit D, Business Day means any day that is not a Saturday, a Sunday or other day on which commercial banks in New York, New York or Toronto, Ontario are required or authorized by applicable law to be closed; provided, further, that if you shall in good faith reasonably believe that the Opco Notes Marketing Information has been delivered, you may deliver to the Commitment Parties a written notice to that effect (stating when you believe the delivery of the Opco Notes Marketing Information to the Debt Investment Banks was completed), in which case you shall be deemed to have complied with such obligation to furnish the Opco Notes Marketing Information and the Debt Investment Banks shall be deemed to have received the Opco Notes Marketing Information, unless the Commitment Parties in good faith reasonably believe that you have not completed the delivery of such Opco Notes Marketing Information and, not later than 5:00 p.m. (New York time) two business days after the delivery of such notice by you, deliver a written notice to you to that effect (stating with specificity which such Opco Notes Marketing Information has not been delivered); provided, that notwithstanding the foregoing, the delivery of the Opco Notes Marketing Information shall be satisfied at any time at which (and so long as) the Debt Investment Banks shall have actually received the Opco Notes Marketing Information, regardless of whether or when any such notice is delivered by you.

(b) With respect to the Holdco Bridge Facility, (1) you shall have engaged Debt Investment Banks to act as book-running managers and as underwriters, initial purchasers or placement agents to sell or privately place the Holdco PIK Notes and any related Takeout Securities to be issued by the Holdco Borrower to consummate the Acquisition (the “Holdco Debt Transactions”) (the Lead Arranger hereby acknowledges that such reasonably acceptable Debt Investment Banks have been so engaged) and (2) you shall have provided the Debt Investment Banks with (A) a customary preliminary offering memorandum (the “Holdco Offering Memorandum”) suitable for use in a customary “high yield road show” relating to the Holdco PIK Notes or such other debt securities, as the case may be, and in customary form for preliminary offering memoranda used in private placements of non-convertible debt securities, including or incorporating all financial statements and other information that would customarily be included in offering memoranda for use in the United States under Rule 144A (it being understood none of such information need include financial statements required by Rules 3-09, 3-10 or 3-16 of Regulation S-X, Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K and the executive compensation and related person disclosure rules related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A and other customary exceptions); provided that this condition shall be deemed satisfied if the Holdco Offering Memorandum excludes the “description of notes” and other information or sections that would customarily be provided by the Debt Investment Banks or their counsel; provided further that the only information relating to the Target and its subsidiaries required to be included in the Holdco Offering Memorandum shall consist of the Required Information (as defined in Annex II to this Exhibit D) and (B) drafts of customary “comfort” letters with respect to the financial information in the Holdco Offering Memorandum by auditors of the Target and the Holdco Borrower which such auditors are prepared to issue upon completion of customary procedures. The Debt Investment Banks shall have been afforded a period of at least 17 consecutive business days following delivery by the Holdco Borrower of a Holdco Offering Memorandum including the information described in clause (2)(A) above (such information, the “Holdco Notes Marketing Information”) (the “Holdco Marketing Period”) and prior to the Closing Date to seek to offer and sell or privately place the Holdco PIK Notes or the other debt securities with qualified purchasers thereof; provided, however, that (x) such 17 consecutive Business Day period will not commence until September 9, 2015, (y) if such 17 consecutive Business Day period has not ended prior to December 18, 2015, it will not commence until January 4, 2016 and (z) November 27, 2015 shall not be considered a Business Day for purposes of the Holdco Marketing Period; provided, further, that if you shall in good faith reasonably believe that the Holdco Notes Marketing Information has been delivered, you may deliver to the Commitment Parties a written notice to that effect (stating when you believe the delivery of the Holdco Notes Marketing Information to the Debt Investment Banks was completed), in which case you shall be deemed to have complied with such obligation to furnish the Holdco Notes Marketing Information and the Debt Investment Banks shall be deemed to have received the Holdco Notes Marketing Information, unless the Commitment Parties in good faith reasonably believe that you have not completed the delivery of such Holdco Notes Marketing Information and, not later than 5:00 p.m. (New York time) two business days after the delivery of such notice by you, deliver a written notice to you to that effect (stating with specificity which such Holdco Notes Marketing Information has not been delivered); provided, that notwithstanding the foregoing, the delivery of the Holdco Notes Marketing Information shall be satisfied at any time at which (and so long as) the Debt Investment Banks shall have actually received the Holdco Notes Marketing Information, regardless of whether or when any such notice is delivered by you.

11.

You shall have engaged one or more investment banks reasonably acceptable to the Lead Arranger (in such capacity, the “Equity Securities Investment Banks”) to act as book- running managers and/or as underwriters, initial purchasers or placement agents, to sell or underwrite the Equity Securities to be issued by the Holdco Borrower pursuant to a registered public offering in the United States or in a private placement, including pursuant to Rule 144A or other exemption from registration under the Securities Act of 1933, as amended (the “Equity Securities Transaction”) (the Lead Arranger hereby acknowledges that such reasonably acceptable Equity Securities Investment Banks have been so engaged).

12.

The Specified Acquisition Agreement Representations shall be true and correct, but only to the extent that SunOpta Inc. has (or an applicable affiliate has) the right to terminate SunOpta Inc.’s (or such affiliate’s) obligations under the Acquisition Agreement or decline to consummate the Acquisition as a result of a breach of such representations and warranties in the Acquisition Agreement and the Specified Representations shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of the respective date or respective period, as the case may be).

ANNEX I TO
EXHIBIT D

FORM OF SOLVENCY CERTIFICATE

SOLVENCY CERTIFICATE
of
[BORROWERS]
AND THEIR SUBSIDIARIES

The undersigned hereby certifies, solely in such undersigned’s capacity as [chief financial officer] of the Borrowers, and not individually, and without personal liability, as follows:

As of the date hereof, after giving effect to the consummation of the Transactions, including the making of the loans under the Existing North American Facility, the incurrence of the loans under the Bridge Facilities and the issuance of the Notes on the date hereof, and after giving effect to the application of the proceeds of such indebtedness:

(a)	The fair value of the assets of the Holdco Borrower and its subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

(b)

The present fair saleable value of the property of the Holdco Borrower and its subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

(c)	The Holdco Borrower and its subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured;

(d)	The Holdco Borrower and its subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital; and

(e)	Neither the Holdco Borrower [nor the Opco Borrower] are an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada).

For purposes of this Solvency Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Commitment Letter.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate in such undersigned’s capacity as [chief financial officer] of the Borrowers, on behalf of the Borrowers, and not individually, and without personal liability, as of the date first stated above.

[___________________]

By:
Name:
Title:

Annex I-D-2

ANNEX II TO
EXHIBIT D

Capitalized terms used in this Annex II to Exhibit D but not defined in this Annex II to Exhibit D have the meanings assigned to such terms in the Acquisition Agreement.

“Debt Investment Banks” has the meaning assigned to such term in Exhibit D. “Required Information” means the following:

(i)

audited consolidated financial statements (and related footnotes) of the Company and its Subsidiaries prepared on a consolidated basis in accordance with GAAP and of the type required by Regulation S-X under the Securities Act for an offering of debt securities, together with an audit report thereon, for each of the fiscal years in the three-year period ending December 31, 2014;

(ii)

unaudited and reviewed consolidated financial statements (and related footnotes) of the Company and its Subsidiaries prepared on a consolidated basis in accordance with GAAP and of the type required by Regulation S-X under the Securities Act for an offering of debt securities for the six-month periods ended June 30, 2015 and 2014 or, if the Marketing Period shall not have been completed by the Staleness Date, for the nine- month periods ending September 30, 2015 and 2014;

(iii)

historical financial information and historical financial data of the Company and its Subsidiaries solely to the extent such information and data is necessary in order for you to prepare (A) customary pro forma financial statements in accordance with Article 11 of Regulation S-X under the Securities Act for the following periods: (I) the fiscal year ended December 31, 2014, (II) the six months ended June 30, 2015 or, if the Marketing Period shall not have been completed by the Staleness Date, the nine months ended September 30, 2015 and (III) the six months ended June 30, 2014 or, if the Marketing Period shall not have been completed by the Staleness Date, for the nine months ending September 30, 2014 (and related footnotes) and (B) a customary “Pro Forma Adjusted EBITDA” presentation of the Company and its Subsidiaries;

(iv)

data and information of the Company and its Subsidiaries reasonably required in order to prepare an abbreviated “Business” section for the Offering Documents, describing the business of the Company and its Subsidiaries;

(v)

data and information of the Company and its Subsidiaries reasonably required in order to prepare an abbreviated “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section for the Offering Documents, containing a customary results of operations discussion relating to the financial statements described in clauses (i) and (ii) above;

(vi)

a description of risk factors relating to the business of the Company and its Subsidiaries for the Offering Documents (other than any such risk factors relating to global or national economic, financial or political conditions or risk factors affecting the Company’s industry generally); and

Annex II-D-1

(vii)

all other historical financial and historical accounting data that is reasonably required by the Debt Investment Banks, solely to the extent such information and data is necessary for the underwriter or initial purchaser of an offering of such securities to receive customary “comfort” (including customary “negative assurance” comfort) from independent accountants in connection with the Financing, which such auditors are prepared to provide upon completion of customary procedures.

Annex II-D-2